UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Under Rule 14a-12

Investment Grade Municipal Income Fund Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Investment Grade Municipal Income Fund Inc.
(New York Stock Exchange Trading Symbol: PPM)

1285 Avenue of the Americas
New York, New York 10019-6028

November [25], 2009

Dear Valued Shareholder:

Important information regarding the annual stockholder meeting of Investment Grade Municipal Income Fund Inc. is enclosed. We encourage you to review it carefully.

One of the proposals that stockholders (herein referred to as “shareholders”) will be asked to consider and vote upon at the annual meeting is a proposal to liquidate and dissolve the Fund (Proposal 3). While this proposal is discussed in much greater detail in the enclosed Proxy Statement, which we urge you to review carefully, we have prepared answers to what we anticipate may be some of your questions on the next few pages.

For the reasons set forth in the Proxy Statement, we urge you to vote FOR your Fund’s highly experienced Board of Director nominees and FOR Proposal 3. We recommend that you vote AGAINST Proposals 4 and 5, which are stockholder proposals that we believe are not in the best interests of the Fund. Please use the WHITE proxy card to authorize the named proxies to cast your votes TODAY by signing, dating and returning your WHITE proxy card in the enclosed postage-paid envelope. You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction form for further guidance.

Unlike in some previous years, your broker CANNOT vote your shares without your specific instructions, so your prompt attention and vote should help your Fund minimize solicitation costs.

On behalf of the Board of Directors, I thank you for your continued support.

Sincerely,

Richard Q. Armstrong

Independent Chairman of the Board

Some Questions & Answers Regarding the Proposed Liquidation and Dissolution (Proposal 3)

By its very nature, the following “Question and Answer” section is a summary and is not intended to be as detailed as the discussion found later in the materials. For that reason, the information below is qualified in its entirety by reference to the enclosed Proxy Statement and the Plan of Liquidation, which is appended thereto as Exhibit C.

Why is the Board proposing to liquidate and dissolve the Fund?

As described in greater detail in the Proxy Statement, the Board of Directors of the Fund, after careful deliberation and a thorough review of the available alternatives, determined that the proposal to liquidate and dissolve the Fund would be in the best interests of the Fund, and adopted and approved a Plan of Liquidation subject to the approval of the Fund’s shareholders at the meeting.

In determining to recommend to shareholders the liquidation and dissolution of the Fund, the Board considered a variety of factors, including:

•	anticipated benefits to all shareholders that would result from liquidation compared with options favored by activist shareholders;

•	the Fund’s relative performance and trading discount;

•	the Fund’s history with shareholder initiatives;

•	actions proposed by and ownership interests of activist shareholders (including Proposals 4 and 5 in the enclosed Proxy Statement);

•	the recommendation of the Fund’s investment advisor and its management team;

•	possible long-term investor sentiment;

•	increased expenses resulting from successive proxy contests;

•	vulnerability to other actions by activist shareholders; and

•	possible alternatives to liquidation.

The Board concluded that, notwithstanding the Fund’s strong performance relative to its peers and recent narrowing of its discount, liquidation and dissolution would be in the best interests of the Fund. In particular, the Board considered that the Fund has been the recipient of successive proposals from known activist shareholders and that successive proxy contests could have the cumulative effect of diverting resources away from Fund operations and hampering management’s efforts to improve the value of an investment in the Fund; recent shareholder proposals would cause significant and detrimental changes to the structure of the Fund; liquidation and dissolution would be more beneficial to all shareholders (unlike a significant tender offer, as proposed by activist shareholders); and responding to shareholder proposals would likely continue to increase the expenses of the Fund, to the detriment of its shareholders. The Board also considered whether there were other alternatives available that might allow the Fund to continue to operate successfully and profitably for all shareholders. However, on balance, the Board—consistent with the recommendation of Fund management—determined that liquidation and dissolution would be the best option.

The Board recognizes that proposing liquidation and dissolution is an extraordinary action, and it does not make this proposal lightly. The Board acknowledges that it has taken a stance against liquidation in the past. But given the totality of the circumstances outlined above, the Board believes that liquidation and dissolution is the better alternative to both Proposal 4 (a request that the Fund conduct a tender offer for all of its outstanding shares) and Proposal 5 (a recommendation that the Board be prohibited from retaining certain entities as investment manager). In recommending liquidation and dissolution, the Board is also mindful of the knowledge and experience of UBS Global AM, which it believes is best positioned to enable shareholders to realize the best value for their shares in an orderly liquidation. If liquidation were proposed to, and approved by, shareholders only after a significant tender offer (which could occur under other Proposals), it could be carried out by a less experienced advisor with less understanding of the Fund and the marketplace for the securities held by the Fund. This could generate risks for the Fund (due to the challenges of operating a shrinking pool of assets) and could result in shareholders being treated inequitably during the liquidation process. The Board is very concerned about this possible outcome, and thus favors the liquidation and dissolution of the Fund.

How would the proposed liquidation and dissolution affect the Fund and my investment?

If the proposal to liquidate and dissolve the Fund is approved by the Fund’s shareholders, the Fund’s assets will be sold and, after paying or setting aside reserves for the payment of liabilities, the proceeds will be distributed to the Fund’s shareholders and the Fund will be dissolved pursuant to the Plan of Liquidation. Holders of auction preferred shares (“APS”) will receive the APS’ liquidation preference of $50,000 per APS with certain dividends, as further discussed below. Shareholders should carefully read and consider the discussion of this proposal and the Plan of Liquidation in the Proxy Statement.

How would liquidation and dissolution impact the Fund’s APS holders?

Holders of the Fund’s APS would be entitled to receive the APS’ full liquidation preference of $50,000 per share plus the accumulated but unpaid dividends on the APS. This would provide APS holders with liquidity for their shares, which the Board believes would be attractive in light of the continuing failures of APS auctions that have resulted in a severe diminishment of liquidity for APS holders.

Who is eligible to vote on the proposed liquidation and dissolution?

Holders of both common stock and APS of record as of the close of business on November 20, 2009 are entitled to vote at the meeting.

How does the Board recommend that I vote?

The Board recommends that you vote “FOR” the proposed liquidation and dissolution of the Fund (Proposal 3).

What vote is required to approve the proposed liquidation and dissolution?

The approval of the proposed liquidation and dissolution of the Fund requires the affirmative vote of a majority of the votes entitled to be cast (with holders of common stock and APS voting together as a single class) on the proposal.

What if the proposed liquidation and dissolution is not approved?

The answer to this question will depend on whether the other Proposals that are being considered by shareholders at the meeting are approved. Further information about the other Proposals, and about their impact on the Fund if approved, is provided in the enclosed Proxy Statement.

If the liquidation and dissolution proposal is approved, what will happen next?

If Proposal 3 is approved by shareholders, the Plan of Liquidation would become effective as of the date of such approval. As soon as reasonably practicable thereafter, the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payments of all liabilities and distributing its remaining assets to shareholders.

Where do I find further information about the proposed liquidation and dissolution?

Further information about Proposal 3, including the tax implications of the proposed liquidation and dissolution, is available in the enclosed Proxy Statement.

Investment Grade Municipal Income Fund Inc.
Notice of annual meeting of shareholders
February 11, 2010

To the shareholders:

The annual meeting of stockholders (herein referred to as “shareholders”) of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Fund”), will be held on February 11, 2010, at 10:00 a.m., Eastern time, on the [ ] for the following purposes:

Matters to be voted upon only by holders of auction preferred shares:
(1)	To elect two (2) directors to serve until the annual meeting of shareholders in 2011, and until their successors are elected and qualify.

Matters to be voted upon by all shareholders:
(2)	To elect four (4) directors to serve until the annual meeting of shareholders in 2011, and until their successors are elected and qualify;

(3)	To consider and vote upon a proposal that the Fund be liquidated and dissolved pursuant to a Plan of Liquidation;

(4)	To consider, if properly presented at the meeting, the approval of a shareholder proposal requesting that the Fund conduct a tender offer for all of its outstanding shares;

(5)	To consider, if properly presented at the meeting, the approval of a shareholder proposal recommending that the Fund’s board of directors (“Board”) be prohibited from retaining UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) and certain other entities as investment manager for the Fund; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You are entitled to vote at the meeting and any adjournment or postponement thereof if you owned Fund shares at the close of business on November 20, 2009. If you attend the meeting, you may cast your votes in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed WHITE proxy card in the enclosed postage paid envelope. You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction for further guidance.

Your vote at this year’s meeting is particularly important because (i) there is a proposal to liquidate and dissolve the Fund; (ii) an activist shareholder has indicated its intention to solicit proxies to elect its own nominees to the Board at the meeting; and (iii) other activist shareholders have requested the Fund to include their proposals in the Fund’s proxy statement (i.e., Proposals 4 and 5). The Board unanimously opposes the activist nominees and the shareholder proposals. The Board believes that its own nominees will best serve the interests of the Fund and all its shareholders, and that the shareholder proposals are not in the best interests of the Fund.

Whether or not you plan to attend the meeting, and regardless of the number of shares you own, we urge you to authorize the named proxies to cast your votes FOR Proposals 1, 2 and 3, and AGAINST Proposals 4 and 5 by promptly completing, signing, dating and returning the enclosed WHITE proxy card or, if applicable, following the instructions on the proxy card or voting instruction form to submit a proxy by Internet or telephone. Your prompt return of the enclosed WHITE proxy card will save the Fund the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. Please do not sign any other color proxy card that may be provided by an activist shareholder.

By order of the board of directors,

Mark F. Kemper
Vice President and Secretary

November [25], 2009
1285 Avenue of the Americas
New York, New York 10019-6028

Your vote is important no matter how many shares you own

Please indicate your voting instructions on the enclosed WHITE proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted “FOR” the nominees for director for which you are entitled to cast a vote named in the attached proxy statement (i.e., Proposals 1 and 2), “FOR” the proposed liquidation and dissolution of the Fund (i.e., Proposal 3), “AGAINST” the shareholder proposals (i.e., Proposals 4 and 5), and, in the proxies’ discretion, either “FOR” or “AGAINST” any other business that may properly arise at the annual meeting. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your WHITE proxy card promptly. (You may also have the ability to submit a proxy by telephone or Internet; please consult the enclosed proxy card or voting instruction form for further guidance.)

ii

Instructions for signing proxy cards

The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund in validating your vote if you fail to sign your proxy card properly.

1.    Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.    Joint accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.    All other accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid signature

Corporate accounts
(1) ABC Corp.	ABC Corp.
John Doe, treasurer
(2) ABC Corp.	John Doe, treasurer
(3) ABC Corp. c/o John Doe, treasurer	John Doe
(4) ABC Corp. profit sharing plan	John Doe, trustee

Partnership accounts
(1) The XYZ partnership	Jane B. Smith, partner
(2) Smith and Jones, limited partnership	Jane B. Smith, general partner

Trust accounts
(1) ABC trust account	Jane B. Doe, trustee
(2) Jane B. Doe, trustee u/t/d 12/18/78	Jane B. Doe

Custodial or estate accounts
(1) John B. Smith, Cust. f/b/o
John B. Smith, Jr. UGMA/UTMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., executor

Table of Contents

Introduction	1

Proposals 1 and 2. Election of directors	3

Proposal 3. Liquidation and dissolution of the Fund	8
Overview	8
Rationale for the proposed liquidation and dissolution	8
Mechanics of the proposed liquidation and dissolution	10

Proposal 4. Shareholder proposal requesting that the Fund conduct a tender offer for all of its outstanding shares	12

Proposal 5. Shareholder proposal recommending that the Board be prohibited from retaining UBS Global AM and certain other entities as investment manager for the Fund	14

Additional information about the Board	17

Information concerning independent registered public accounting firm	21

Executive officers	24

Other information	30
Beneficial ownership of shares	30
Section 16(a) beneficial ownership reporting compliance	31
Shareholder proposals	31
Currency of information	32
Solicitation of proxies	32
Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on February 11, 2010	32
Other business	33

Exhibits
Exhibit A. Audit committee charter	A-1
Exhibit B. Nominating and corporate governance committee charter	B-1
Exhibit C. Form of Plan of Liquidation	C-1

Investment Grade Municipal Income Fund Inc.

1285 Avenue of the Americas
New York, New York 10019-6028

Introduction

Annual meeting of shareholders to be held on February 11, 2010
This proxy statement is furnished to the stockholders (herein referred to as “shareholders”) of Investment Grade Municipal Income Fund Inc. (the “Fund”) in connection with the solicitation by the board of directors (“Board”) of proxies to be exercised at the annual meeting of shareholders of the Fund to be held on February 11, 2010, at 10:00 a.m., Eastern time, on the [ ], or any adjournment or postponement thereof. This proxy statement and the related proxy card will first be mailed to shareholders on or about November [26], 2009.

Quorum. The presence of shareholders entitled to cast a majority of the votes entitled to be cast, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the meeting. A separate quorum of the holders of auction preferred shares (“APS”) is required with respect to the election of the two directors to be elected solely by the APS. Shareholders of record at the close of business on November 20, 2009 are entitled to notice of, and to vote at, the annual meeting. In the event that a quorum is not present at the meeting or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the chairman of the meeting or, if a proposal to adjourn is submitted to a vote of shareholders, the holders of a majority of the shares present in person or by proxy (or by a majority of votes cast on the adjournment if a quorum is present) will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote at the meeting is present. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received.

Required vote for adoption of proposals. Proposal 1 (to elect two directors) and Proposal 2 (to elect four directors) each require the affirmative vote of a plurality of the votes cast at the meeting, provided a quorum is present. Only the holders of the outstanding APS voting as a separate class are entitled to vote on Proposal 1. The holders of both the outstanding common stock and APS voting together as a single class are entitled to vote on Proposal 2.

Proposal 3 (to consider and vote upon the liquidation and dissolution of the Fund) requires the affirmative vote of a majority of the votes entitled to be cast at the meeting (with holders of common stock and APS voting together as a single class) on the proposal, provided a quorum is present.

Proposal 4 (to consider, if properly presented, the approval of a shareholder proposal requesting that the Fund conduct a tender offer for all of its outstanding shares) and Proposal 5 (to consider, if properly presented, the approval of a shareholder proposal recommending that the Board be prohibited from retaining certain entities as investment manager) each require the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.

Except as otherwise indicated herein, all of the outstanding shares of the Fund’s common stock and APS will vote together as a single class. Each full share of the Fund’s common stock or APS is entitled to one vote, and each fractional share of the Fund’s common stock or APS is entitled to a proportionate share of one vote. However, as described in connection with Proposal 1, the holders of the APS, voting as a separate class, are entitled to elect two of the Fund’s directors.

A broker non-vote occurs when the broker returns a properly executed proxy for shares held by the broker for a customer but does not vote on a matter because the broker does not have discretionary voting authority and has not received instructions from the beneficial owner. Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal. For Proposal 1, Proposal 2, Proposal 4 and Proposal 5, abstentions and broker non-votes, if any, will have no effect on the result of the vote. For Proposal 3, abstentions and broker non-votes will have the effect of a vote against the proposal.

The individuals named as proxies on the enclosed WHITE proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. With respect to the holders of the APS, if you give no voting instructions, your shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4 and 5 (the shareholder proposals), and, in the proxies’ discretion, either FOR or AGAINST any other business that may properly be presented at the annual meeting (e.g., adjourning the meeting if a shareholder vote is taken on that matter). With respect to the holders of the Fund’s common stock, if you give no voting instructions, your shares will be voted FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5 (the shareholder proposals), and, in the proxies’ discretion, either FOR or AGAINST any other business that may properly be presented at the annual meeting (e.g., adjourning the meeting if a shareholder vote is taken on that matter).

You may revoke any proxy by giving another proxy or by submitting a written notice of revocation to the Fund’s Secretary, care of UBS Global Asset Management (Americas) Inc., at UBS Tower, One North Wacker Drive, Chicago, IL 60606. To be effective, your revocation must be received by the Fund prior to the meeting and must indicate your name and account number. In addition, if you attend the annual meeting in person you may, if you wish, vote in person at the meeting, thereby cancelling any proxy previously given.

If Proposal 1 is not approved, and members of an opposing slate of directors are not elected, the two nominees named herein entitled to be voted upon solely by the APS holders will continue to serve in their current capacities as directors of the Fund until their successors are elected and qualify, as provided by Maryland law. If Proposal 2 is not approved, and members of an opposing slate of directors are not elected, the four nominees named herein entitled to be voted upon by all holders of the Fund’s common stock and APS holders will continue to serve in their current capacities as directors of the Fund until their successors are elected and qualify, as provided by Maryland law. If Proposal 3 is approved, regardless of the results of the vote on Proposal 4 or Proposal 5, the Board will direct UBS Global AM to take steps to liquidate and dissolve the Fund. Please note that, with respect to Proposal 1 and Proposal 2, if Proposal 3 (the Fund’s liquidation and dissolution) is approved, the directors would remain in office until the Fund’s dissolution, and no 2011 annual meeting would be expected. If Proposal 4 is approved but Proposal 3 is not approved, the Board will consider whether a tender offer for all of the outstanding shares of the Fund would be in the best interests of the Fund. If Proposal 5 is approved but Proposal 3 is not approved, the Board will consider what action is appropriate to implement the recommendation, if any.

As of the close of business on the record date, November 20, 2009, the Fund had outstanding [10,356,667] shares of common stock and [1,600] shares of the APS, comprised of [582] Series A shares, [582] Series B shares and [436] Series C shares.

The Fund has made arrangements for assistance with the solicitation of proxies, as described in the section below entitled, “Solicitation of Proxies.”

The Fund’s annual report containing financial statements for the fiscal year ended September 30, 2009, is being mailed to shareholders concurrently with this proxy statement.

Proposals 1 and 2. Election of directors

Proposals 1 and 2 relate to the election of directors of the Fund. Management proposes the election of the six nominees named in the table below. Each nominee has indicated his or her willingness to serve if elected. If elected, each nominee will hold office until the next annual meeting of shareholders and until his or her successor is elected and qualifies, unless the Fund is earlier dissolved.

Holders of the outstanding APS, voting as a separate class, are entitled to elect two of the Fund’s directors. Richard R. Burt and Meyer Feldberg have been nominated as the directors that are to be elected solely by holders of the APS. Each of Messrs. Burt and Feldberg was last elected director at an Annual Meeting of Shareholders held on January 17, 2008. The other four directors will be elected by holders of both the outstanding common stock and APS, voting together as a single class. Richard Q. Armstrong, Alan S. Bernikow, Bernard H. Garil and Heather R. Higgins have been nominated as the directors to be voted upon by holders of both the common stock and APS. Each of Messrs. Armstrong, Bernikow and Garil and Ms. Higgins was last elected director at the Annual Meeting of Shareholders held on January 15, 2009. If you properly execute and return the enclosed proxy card, unless you give contrary instructions, then if you are a holder of the APS, your votes will be cast FOR the election of all six nominees; and, if you are a holder of the common stock, your votes will be cast FOR the four nominees who are to be voted upon by holders of both the common stock and APS. If any of the nominees should withdraw or otherwise become unavailable for election, your votes will be cast FOR such other nominee or nominees as management may recommend.

Directors, including those who are not “interested persons” of the Fund as that term is defined in the 1940 Act (“Independent Directors”), will be elected by a plurality of the votes cast at the meeting, provided a quorum is present. [None of the current directors and executive officers (21 persons) beneficially owned any shares of the Fund’s common stock or APS at the close of business on [November [ ], 2009.]

Listed in the table below, for each nominee, is a brief description of the nominee’s experience as a director of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

Term of
	Position(s)	office* and		Number of portfolios
	held with	length of	Principal occupation(s)	in Fund complex	Other directorships
Name, address, and age	Fund	time served	during past 5 years	overseen by nominee	held by nominee

Interested director:
Meyer Feldberg†; 67 Morgan Stanley 1585 Broadway 36th Floor New York, NY 10036	Director	Since 1992	Professor Feldberg is Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School, although on an extended leave of absence. He is also a senior advisor to Morgan Stanley (financial services) (since March 2005). Professor Feldberg also serves as president of New York City Global Partners (an organization located in part of the office of the Mayor of the City of New York that promotes interaction with other cities around the world) (since May 2007). Prior to July 2004, he was Dean and Professor of Leadership and Ethics of the Graduate School of Business at Columbia University (since 1989).	Professor Feldberg is a director or trustee of 28 investment companies (consisting of 60 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	Professor Feldberg is also a director of Primedia Inc. (publishing), Macy’s, Inc. (operator of department stores), Revlon, Inc. (cosmetics), SAPPI, Ltd. (producer of paper) and the New York City Ballet.

Independent directors:
Richard Q. Armstrong; 74 c/o Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019-6099	Director and Chairman of the Board	Since 1995 (Director); Since 2004 (Chairman of the Board)	Mr. Armstrong is chairman and principal of R.Q.A. Enterprises (management consulting firm) (since April 1991 and principal occupation since March 1995).	Mr. Armstrong is a director or trustee of 16 investment companies (consisting of 48 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	None

Term of
	Position(s)	office* and		Number of portfolios
	held with	length of	Principal occupation(s)	in Fund complex	Other directorships
Name, address, and age	Fund	time served	during past 5 years	overseen by nominee	held by nominee

Alan S. Bernikow; 68 207 Benedict Ave. Staten Island, NY 10314	Director	Since 2006	Mr. Bernikow is retired. He was a consultant on non-management matters for the firm of Deloitte & Touche (international accounting and consulting firm) (from June 2003 until 2007). Previously, he was Deputy Chief Executive Officer at Deloitte & Touche.	Mr. Bernikow is a director or trustee of 16 investment companies (consisting of 48 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Bernikow is also a director of Revlon, Inc. (cosmetics) (and serves as the chair of its audit committee and as a member of its nominating and corporate governance committee), a director of Mack-Cali Realty Corporation (real estate investment trust) (and serves as the chair of its audit committee) and a director of the Casual Male Retail Group, Inc. (menswear) (and serves as a member of its audit committee and nominating and corporate governance committee).

Richard R. Burt; 62 McLarty Associates 900 17th Street, N.W. Washington, D.C. 20006	Director	Since 1995	Mr. Burt is a managing director of McLarty Associates (a consulting firm) (since April 2007) and chairman of IEP Advisors (international investments and risk management firm). Prior to April 2007, he was chairman of Diligence Inc. (international information and risk management firm).	Mr. Burt is a director or trustee of 16 investment companies (consisting of 48 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Burt is also a director of The Central European Fund, Inc., The Germany Fund, Inc., The New Germany Fund, Inc., and IGT, Inc. (provides technology to gaming and wagering industry).

Bernard H. Garil; 69 6754 Casa Grande Way Delray Beach, FL 33446	Director	Since 2006	Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).	Mr. Garil is a director or trustee of 16 investment companies (consisting of 48 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	Mr. Garil is also a director of OFI Trust Company (commercial trust company) and a trustee for the Brooklyn College Foundation, Inc. (charitable foundation).

Term of
	Position(s)	office* and		Number of portfolios
	held with	length of	Principal occupation(s)	in Fund complex	Other directorships
Name, address, and age	Fund	time served	during past 5 years	overseen by nominee	held by nominee

Heather R. Higgins; 50 255 E. 49th St., Suite 23D New York, NY 10017	Director	Since 2006	Ms. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Ms. Higgins also serves on the boards of several non-profit charitable groups, including the Independent Women’s Forum (chairman) and the Philanthropy Roundtable (vice chairman). She also serves on the board of the Hoover Institution (from 2001–2007 and since January 2009).	Ms. Higgins is a director or trustee of 16 investment companies (consisting of 48 portfolios) for which UBS Global AM or one of its affiliates serves as investment advisor, sub-advisor or manager.	None

*	Each director holds office until the next annual meeting of shareholders and until his or her successor is elected and qualifies, or until he or she resigns or is otherwise removed. Each director who has attained the age of seventy-five (75) years will be subject to retirement on the last day of the month in which he or she attains such age, unless the Fund’s board determines to grant a waiver of the retirement policy with respect to a specified individual for a set period of time. The retirement policy has been waived with respect to Mr. Armstrong, the chairman of the board, until 2011.

†	Professor Feldberg is deemed an “interested person” of the Fund as defined in the 1940 Act because he is a senior advisor to Morgan Stanley, a financial services firm with which the Fund may conduct transactions.

Information about nominee beneficial ownership of fund shares

	Dollar range	Aggregate dollar range of equity securities in all
	of equity	registered investment companies overseen by nominee
	securities	for which UBS Global AM or an affiliate serves as
Nominee	in Fund†	investment advisor, sub-advisor or manager†

Interested director:
Meyer Feldberg	None	Over $100,000
Independent directors:
Richard Q. Armstrong	None	Over $100,000
Alan S. Bernikow	None	$50,001 - $100,000
Richard R. Burt	None	$50,001 - $100,000
Bernard H. Garil	None	Over $100,000
Heather R. Higgins	None	Over $100,000

†	Information regarding ownership is as of [ ], 2009.

Additional information regarding the nominees is provided below under “Additional information about the Board” on page 16 of this proxy statement.

It is the Board’s policy that each member invest the equivalent of a minimum of one year’s Board member’s fees (consisting for this purpose of the annual retainer fee and fees for attending regularly scheduled in-person board meetings), in the aggregate, before changes in market value, in the funds in the fund complex overseen by the Board (the “New York Fund Complex”). Such investments by a Board member may be dispersed across a number of funds, and may not necessarily be made in any one particular fund.

As of December 31, 2008, the Independent Directors or their immediate family members did not own any securities issued by UBS Global AM or any company controlling, controlled by or under common control with UBS Global AM.

Important note:
The Fund has received notice from an activist shareholder of that shareholder’s intent to nominate its own slate of individuals for election to the Board at the meeting. [On [ ], the activist shareholder, Western Investment LLC (“Western”), filed a proxy statement with the SEC with respect to the meeting. Shareholders are urged not to respond to the activist shareholder’s proxy solicitation efforts.]

The Nominating and Corporate Governance Committee of the Board is empowered by its charter to consider nominees recommended by fund shareholders if a vacancy occurs among those Board members who are Independent Directors. Currently, no vacancy exists. The Nominating and Corporate Governance Committee recommended to the full Board the nomination of the current Board members because of their experience and familiarity with the funds in the New York Fund Complex, including the Fund, and because having the same Board members serve in such capacity with respect to all of the funds in the New York Fund Complex assists in the work of the Board, as well as promoting efficiency with respect to Board meetings.

The Fund’s Board has concluded that re-election of the current Board members is in the best interests of the Fund and its shareholders because the Board believes that its current members will continue to fairly and objectively consider the interests of the Fund and its shareholders in determining the future direction of the Fund. If the activist’s nominees are elected, the Fund’s current Board believes that (i) the Fund’s investment advisory and administration contract with UBS Global AM could be terminated arbitrarily, stripping the Fund of the resources and expertise of UBS Global AM and potentially leaving the Fund without the ability to adequately manage its portfolio, conduct research, or pursue trades, or (ii) the Fund could be restructured in a manner which would result in a smaller, less efficiently managed Fund, which the Board believes would not be in the best interests of the Fund and could result in adverse consequences to the Fund and its shareholders.

As a result, the Board intends to vigorously contest the election of the activist nominees. We urge you to vote FOR the election of the Board’s nominees by promptly completing, signing, dating and returning the enclosed WHITE proxy card. The directors believe that the Board’s nominees will continue to best serve the interests of the Fund. Please do not return any other proxy card that you may receive from persons other than the Fund and its agents.

Proposal 3. Liquidation and dissolution of the Fund

Proposal 3 is a proposal that the Fund be liquidated and dissolved pursuant to a Plan of Liquidation (the “Plan”).

Overview
On October 13, 2009, the Board, after careful deliberation and a thorough review of the available alternatives, and consistent with the recommendation of management, determined that a proposal to liquidate and dissolve the Fund would be in the best interests of the Fund, and adopted and approved the Plan subject to the approval of the Fund’s shareholders.

In determining to recommend to shareholders the liquidation and dissolution of the Fund, the Board considered a variety of factors which are discussed in further detail below. The Board recognizes that the Fund has delivered significant value to shareholders since its inception, and has recently enjoyed relatively strong performance and a narrowing discount. However, other facts and circumstances have led the Board and UBS Global AM to believe that, on balance, liquidation and dissolution would be in the best interests of the Fund.

Rationale for the proposed liquidation and dissolution
The following facts and circumstances have led the Board to recommend to shareholders the liquidation and dissolution of the Fund:

•	The Fund’s history with shareholder initiatives. If activist shareholder Western solicits proxies to elect its own nominees to the Board, it will be Western’s second consecutive proxy contest against the Fund (the first one was in connection with the Annual Meeting of Shareholders held on January 15, 2009). The current Board believes that successive proxy contests could have the cumulative effect of diverting resources away from Fund operations and hampering management’s efforts to implement new initiatives and to improve the value of an investment in the Fund.

•	Activist shareholders’ intention that the Fund take actions that the Board views as detrimental to shareholders. If either of Proposals 4 or 5 receive sufficient votes at the meeting and/or a majority of Western’s nominees are elected, the structure and management of the Fund would likely undergo significant changes that would greatly weaken the Fund. These actions could include (i) the implementation of a significant tender offer which, for the reasons discussed further elsewhere in this Proxy Statement, would not be in the best interests of the Fund and all its shareholders and/or (ii) the orphaning of the Fund without an investment advisor, as few experienced investment advisors in the industry would meet the rigid “guilty by association” standard of Proposal 5 (as most, like UBS Global AM, are at least affiliated with an entity that has been under investigation by a regulatory authority or has otherwise had recent negative exposure). In addition, the directors also recently witnessed the takeover of another fund that they were overseeing, Insured Municipal Income Fund Inc., by a group of activist shareholders. The directors noted that the characteristics of that fund were radically changed (e.g., the fund’s portfolio of tax-exempt municipal bonds was partially liquidated, the fund’s leverage was unwound, and regular monthly dividends ceased for the foreseeable future). This occurred before the new board, which included activist shareholders, filed preliminary proxy materials with the SEC on October 20, 2009, seeking to obtain approval of changes to that fund’s fundamental investment objective and policies. The subsequent public record indicates that relatively shortly after their election (and again, without prior disclosure to the shareholders from whom only a few weeks earlier they had solicited votes as part of a proxy contest for control of the other fund) several members of the new board of directors of that fund created a new investment advisor which they want to manage the remnants of the fund for a much higher advisory fee to be paid to their new advisory firm — which has no independent performance track record. The October 20th filing indicates an intention to turn that fund into a vehicle for shareholder activism. Shareholders of the Fund who are interested in learning more about that fund may wish to view for themselves the proxy solicitation materials that activists had filed with the SEC. The record is available on the SEC’s website at www.sec.gov. It is instructive to see how a fund can be taken over so swiftly and positioned to be morphed from a conservative, leveraged municipal bond fund that had consistently paid monthly dividends since inception into a “special opportunities” equity fund. Unfortunately, once activists buy a sufficiently large stake in a fund, no matter what its track record may be, the fund’s long-term outlook may be imperiled. The fund that had been taken over was ranked as recently as August 2009 as the NUMBER ONE performing fund for the year then ended in its Lipper peer group (on a net asset value basis; market based performance was also very compelling). UBS Global AM and the Board truly do not know the intentions of the activist shareholders if they were to gain control of the Fund, or how their actions might relate (or not relate) to what they tell the rest of the Fund’s shareholders in advance of trying to execute a swift grab for control of the multi-million dollar portfolio of the Fund. However, the Board has strong reasons to be concerned that the Fund could be radically restructured if a majority of Western’s nominees are elected (in this respect, the Board notes that one of Western’s nominees for the Fund’s Board is part of the team of activists that took over the other fund).

•	Liquidation and dissolution would benefit all Fund shareholders. The Board has concluded that, in light of continued attacks against the Fund, the liquidation and dissolution of the Fund would be more beneficial than a significant tender offer to all of the Fund’s shareholders. APS holders would receive their liquidation preference and then common shareholders would receive net asset value (“NAV”) for their investment in the Fund through a “liquidating distribution.” (By contrast, a significant tender offer would only result in limited pro rata distributions to common shareholders if oversubscribed.) Liquidation would allow portfolio securities to be sold, the Fund’s leverage to be unwound and the proceeds distributed to common shareholders in an orderly and equitable manner. The Board and UBS Global AM believe that an orderly liquidation of the Fund’s portfolio holdings is very important for all shareholders. It would reduce the risk that an unwinding of leverage positions could result in “fire sale” prices being realized given limited liquidity for many municipal securities. A “disorderly” liquidation could significantly reduce the proceeds common shareholders would receive from a sale of portfolio holdings, which would not be in their best interests.

•	Investor sentiment. Current public filings show significant holdings of Fund common shares by activist shareholders, suggesting that many of the Fund’s common shareholders now have an agenda that is different from Fund management’s long-term, risk-aware approach to the stewardship of the Fund’s assets. The Board and UBS Global AM believe that the Fund’s shareholder base may not wish to see the Fund continue to operate under these circumstances.

•	Increase in Fund expenses and expense ratio from successive proxy contests. The Fund’s expenses and its expense ratio have increased over the last several years, due in part to the need to respond to shareholder initiatives and engage in costly proxy solicitations year after year. Although successful in part, the solicitation for the Fund’s 2009 Annual Meeting of Shareholders was costly for the Fund and, given the large positions held by activists in the Fund, proxy battles and high solicitation expenses are likely for the foreseeable future, to the detriment of the Fund and its long-term investors.

•	Vulnerability to other actions by closed-end fund activist shareholders. The Fund’s organizing documents, including its charter and Bylaws, largely date from the Fund’s inception in 1992, and do not contain the types of protections now common among closed-end funds that may prevent activist shareholders from quickly taking control of and significantly restructuring a fund to serve their own short-term interests. The absence of these provisions may make the Fund an easy target for repeated attacks by shareholders for whom the long-term interests of the Fund and all of its shareholders are not paramount considerations.

The Board is aware that UBS AG, for benefit of and on behalf of, UBS Securities LLC and UBS Financial Services Inc. (“UBS Brokers”), affiliates of the Fund’s investment advisor, owned APS as a result of a settlement reached between the UBS Brokers and the SEC with respect to certain auction rate securities (including APS) sold by the UBS Brokers and/or held by customers in accounts with the UBS Brokers. This fact was recognized by the Board when it reached its determination that the proposed liquidation and dissolution would be in the best interests of the Fund, and it was determined that such ownership did not present a material conflict of interest for the Fund’s investment advisor in recommending the proposed liquidation and dissolution to the Board. (Further information regarding the ownership positions of the UBS Brokers based on a review of public filings is available below.)

Mechanics of the proposed liquidation and dissolution
If Proposal 3 is approved by shareholders, the liquidation and dissolution of the Fund would be effected in accordance with the terms of the Plan appended as Exhibit C hereto, which has been approved by the Board and is summarized below. This summary is qualified in its entirety by reference to the Plan. Shareholders are urged to read the Plan in its entirety, as it describes:

•	The manner in which liquidation proceeds would be paid to shareholders. Each share of the Fund’s APS would be entitled to receive its full liquidation value plus an amount equal to accumulated but unpaid dividends, and each share of the common stock would be entitled to receive the then-current NAV per share of common stock of the Fund;

•	The process of delisting the Fund from the New York Stock Exchange (“NYSE”); and

•	The process of deregistering the Fund under the Securities Exchange Act of 1934 and the 1940 Act and filing articles of dissolution with the State of Maryland.

If Proposal 3 is approved by shareholders, the Plan would become effective as of the date of such approval. As soon as reasonably practicable thereafter the Board would determine a “cessation date” after which the Fund would cease its business as an investment company and would not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, liquidating portfolio securities, discharging or making reasonable provision for the payments of all liabilities and distributing its remaining assets to shareholders.

While under the Plan, the Board has the authority to change the Plan to facilitate the liquidation of the Fund, or to abandon the Plan if at any time it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders, the Board does not anticipate doing so absent compelling new circumstances under which a change in or abandonment of the Plan is necessary to prevent significant damage to the interests of the Fund and all of its shareholders.

Tax consequences of liquidation and dissolution
The following summary provides general information with regard to the federal income tax consequences to shareholders relating to receipt of liquidating distributions from the Fund pursuant to the provisions of the Plan. Shareholders should consult with their own tax advisors for advice regarding the application of current US federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

If Proposal 3 is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final taxable year, and therefore, expects not to be taxed on any of the Fund’s capital gains realized from the sale of its assets or ordinary income that the Fund timely distributes to shareholders. Prior to making liquidating distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, along with any undistributed net tax-exempt income, and to make any such distribution either prior to or at the time of the liquidating distributions.

Each shareholder who receives a liquidating distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the liquidating distribution exceeds (or is less than) the shareholder’s tax basis on his or her liquidating Fund shares.

The Board, including the Independent Directors, recommends that shareholders vote
“FOR” the proposed liquidation.

Proposal 4. Shareholder proposal requesting that the Fund conduct a tender offer for all of its outstanding shares

The Fund has received the following proposal and supporting statement from a shareholder of the Fund, Karpus Investment Management (“Karpus”), which has advised the Fund that at the time its proposal was submitted, Karpus owned 1,000 shares of the Fund, with a market value of at least $2,000, continuously for the preceding year. Karpus’s address is 183 Sully’s Trail, Pittsford, NY 14534.

For the reasons set forth in detail in the Opposing Statement, which follows Karpus’s supporting statement, the Board unanimously opposes Karpus’s proposal and urges all shareholders to vote “AGAINST” it for the reasons noted below.

The Board and the Fund accept no responsibility for the accuracy of Karpus’s proposal or the supporting statement. The text of the proposal and supporting statement is as follows:

Shareholder proposal
RESOLVED: Investment Grade Municipal Income Fund Inc. (“PPM” or the “Fund”) is requested to conduct a self-tender offer for all outstanding shares of PPM at net asset value (“NAV”). If more than 50% of PPM’s outstanding shares are tendered, the tender offer should be cancelled and PPM should be liquidated.

Supporting statement of the shareholder
Our Fund has perpetually been plagued by a poor discount to net asset value, which we believe the market has attributed to: (1) poor management; (2) higher than average expenses; and (3) as pointed out by another PPM shareholder, our Fund manager’s affiliation with parties or entities alleged to have committed securities fraud and tax evasion. In fact, as of June 30, 2009, the discount of PPM was 8.3%, which ranks our fund in the bottom quartile within its peer group (Lipper General Municipal Debt Funds – Leveraged).

Because PPM’s shares have traded at a significant discount for many years, we believe it would be appropriate for it to conduct a self tender offer for all outstanding shares to allow shareholders to receive full NAV for their shares. If a majority of PPM’s outstanding shares are tendered, such a statement by shareholders would indicate that there is insufficient shareholder support for continuing PPM in its closed-end fund format. In such a case, the tender offer should be cancelled and PPM should be liquidated.

We feel that our proposal is: (1) a way for the Board to begin addressing any damages caused by not listening to shareholders at the Fund’s last annual meeting; and (2) a means for shareholders to let PPM know, again, that they do not wish to have UBS Global Asset Management (Americas) Inc. as the manager of their fund.

Instead of listening to shareholders, the Board, in its own words, expended “considerable resources” to address “attacks by certain activists investors” so that it could preserve the collection of their above average fees. Perhaps the Fund ought to consider that many shareholders agreed with the “activists investors” and they shouldn’t have so arrogantly ignored the critical concerns brought before them.

If the Fund is, in fact, concerned with seeking a “clear consensus” of the stockholders in replacing UBS Global Asset Management (Americas) Inc. as the Fund’s investment adviser, we believe that conducting a tender offer, as proposed above, is the most equitable way in which the Trustees can fulfill their fiduciary obligations to all Fund shareholders.

Opposing statement of the Board of Directors

The Fund’s Board unanimously opposes the shareholder proposal. For the reasons discussed below, the Board therefore recommends that shareholders vote AGAINST Karpus’s proposal.

Reasons for the Board’s recommendation
The Fund’s Board has reviewed and considered Karpus’s proposal but believes that it is not in the best interests of the Fund and its shareholders.

1. A significant tender offer would not be in the best interests of the Fund and its shareholders
The Board has carefully considered the impact of a tender offer of the type proposed by Karpus on the Fund and its shareholders. Implementing a substantial tender offer for shares of the Fund would be complicated, and would take time. The Board and UBS Global AM strongly believe that a substantial tender offer would result in a much smaller Fund, which would affect adversely long-term management and performance, and result in a higher level of Fund expenses. These results could decrease the Fund’s yield and possibly decrease market demand for Fund shares. A tender offer may not necessarily have a beneficial long-term impact on the Fund’s discount; in fact, it could eventually increase the Fund’s discount, perhaps significantly for long-term investors, and could even impede shareholders who might want to exit the Fund through a tender offer but who do not have all their tendered shares accepted if a tender offer were oversubscribed.

2. An orderly liquidation and dissolution of the Fund would better afford all shareholders the full value of their shares
The Board and UBS Global AM believe that the interests of shareholders would be better served by liquidating the Fund rather than conducting a substantial tender offer. As discussed in greater detail elsewhere in this Proxy Statement, liquidation would allow portfolio securities to be sold, the leverage to be unwound and the proceeds distributed to shareholders in an orderly and equitable manner. Unlike a significant tender offer, in which only limited pro rata distributions could be implemented if oversubscribed, the proposed liquidation and dissolution of the Fund would benefit all shareholders. If Proposal 3 is approved, APS holders would receive their liquidation preference amounts and common shareholders would receive NAV per share through the payment of a “liquidating distribution.”

The Board strongly believes that the interests of the Fund’s shareholders would not be served by subjecting shareholders to a tender offer with only the possibility of subsequent liquidation depending on the results of the tender offer, as Karpus suggests. If liquidation were not approved by shareholders at a subsequent special shareholders meeting (shareholder approval is necessary to liquidate the Fund) and carried out following a significant tender offer, the Fund’s remaining shareholders would be subjected to the costs of operating a shrinking pool of assets: in effect, the “slow death” of the Fund.

By contrast, liquidation and dissolution could occur as promptly as reasonably practicable following shareholder approval. If shareholders vote to approve Proposal 3, the Board and UBS Global AM intend to complete the liquidation and dissolution of the Fund expeditiously and responsibly.

Finally, UBS Global AM is well positioned to enable Fund shareholders to realize the best value for their shares as part of an orderly liquidation. The municipal bond market in which the Fund is invested is a highly fragmented dealer market, where the ability to obtain best execution of a trade often depends on a seller’s knowledge of the market for a particular bond and familiarity with the other investors in the market. UBS Global AM has years of experience managing municipal bond portfolios. It has the practical knowledge of the municipal bond market and contacts with other large, sophisticated institutional buyers of such securities to enable it to seek best execution of the multiple transactions necessary to sell the Fund’s sizable portfolio. UBS Global AM believes that carefully managing transaction costs during an orderly liquidation of the Fund’s portfolio would result in shareholders obtaining a much better liquidation value than could be obtained by a less experienced advisor with less understanding of this marketplace.

The Board, including the Independent Directors, unanimously recommends that the shareholders vote “AGAINST” Karpus’s proposal.

Proposal 5. Shareholder proposal recommending that the Board be prohibited from retaining UBS Global AM and certain other entities as investment manager for the Fund

The Fund has received the following proposal and supporting statement from a shareholder of the Fund, Western Investment LLC (“Western”), which has advised the Fund that at the time its proposal was submitted, Western, together with its affiliates, owned 1,000 shares of the Fund, with a market value of at least $2,000, continuously for the preceding year. Western’s address is 7050 South Union Park Center, Suite 590, Midvale, Utah 84047.

For the reasons set forth in detail in the Opposing Statement, which follows Western’s supporting statement, the Board unanimously opposes Western’s proposal and urges all shareholders to vote “AGAINST” it for the reasons noted below.

The Board and the Fund accept no responsibility for the accuracy of Western’s proposal or the supporting statement. The text of the proposal and supporting statement is as follows:

Shareholder proposal
RESOLVED, That the stockholders of Investment Grade Municipal Income Fund Inc. (“PPM”) hereby recommend that the Board of Directors be prohibited from retaining UBS Global Asset Management (Americas) Inc. (“UBS”), or any other entity as investment manager, which is affiliated with any party or entity that has either been (i) the subject of a complaint or lawsuit or otherwise been under formal investigation by the New York Attorney General (“NYAG”), the Enforcement Section of the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth (“Massachusetts”), or any securities or legal enforcement division of any state or the Federal government, or any agency or regulatory body thereof, in the United States or (ii) the subject of a probe by the U.S. Department of Justice relating to charges of tax evasion or tax fraud.

Supporting statement of the shareholder
We believe UBS should not be investment manager of PPM in light of the serious legal problems surrounding UBS and its affiliates. At last year’s annual meeting, holders of over 50% of the votes cast at the meeting voted to prohibit UBS as investment manager. Despite this clear message from shareholders, the Board has not taken any apparent action to terminate PPM’s relationship with UBS. This is unacceptable.

We believe the termination of PPM’s relationship with UBS is imperative. We are providing shareholders another opportunity to voice their serious concerns regarding PPM’s retention of an investment manager affiliated with entities alleged to have committed, among other things, securities fraud and tax evasion.

Last year:

•	A multibillion dollar lawsuit had been filed by the NYAG charging affiliates of UBS with securities fraud and deceptive practices that damaged thousands of its customers.

•	An action against affiliates of UBS had been filed by Massachusetts concerning deceptive sales practices and conflicts of interest relating to auction rate securities.

•	A complaint filed under Connecticut’s whistleblower law alleged that a UBS affiliate inflated real-estate valuations by as much as $100 million in late 2007 and 2008 in order to generate increased management fees for the UBS affiliate.

Since last year’s annual meeting, things have gotten worse:

•	A US District Judge declared Raoul Weil, an ex-UBS senior executive, a fugitive from justice.

•	In February 2009, the IRS, backed by the Justice Department, alleged that UBS helped 52,000 wealthy Americans evade taxes and hide billions of dollars in assets. UBS entered into a “deferred prosecution” agreement on charges of conspiring to defraud the United States by impeding the IRS. As part of the agreement UBS paid $780 million in fines to resolve criminal accusations.

This Board has continued to reward UBS with fees from PPM. We find this to be unacceptable. There should be minimum standards of ethical behavior, and UBS has fallen below this minimum level. Ask yourself, would you hire someone charged with these acts to manage your money?

Vote FOR this proposal and send a clear message to the Board that UBS should no longer be retained as PPM’s investment manager.

Opposing statement of the Board of Directors

The Fund’s Board unanimously opposes the shareholder proposal and believes it is in your best interests to retain UBS Global AM as the Fund’s investment advisor. For the reasons discussed below, the Board therefore recommends that shareholders vote AGAINST Western’s proposal.

Reasons for the Board’s recommendation
The Fund’s Board has reviewed and considered Western’s proposal but believes that it is not in the best interests of the Fund and its shareholders.

1. The Fund’s investment advisor is not the subject of the allegations
The Board is aware of the allegations that are mentioned in Western’s statement, and the Board monitors the development of these matters on a regular basis. However, none of the allegations assert any actions taken by UBS Global AM directly, and the “bad acts” are in no way connected with UBS Global AM or its management of this Fund. Further, they are in no way connected to UBS Global AM’s management of any other closed-end or mutual funds. The Fund is an investment vehicle that invests its assets in municipal obligations. The Fund’s activities or UBS Global AM’s activities are not at all related, or even similar, to those of the entities mentioned in the allegations. The Board regularly reviews the performance, compliance and behavior of its investment advisor. The Board receives quarterly reports from its chief compliance officer (“CCO”), and individual Board members also periodically meet with the CCO between official Board meetings to receive updates on matters that might impact the Fund or UBS Global AM.

2. The Board takes seriously the recommendations made by its shareholders
Contrary to Western’s claims, the Board carefully considered the non-binding shareholder proposal to recommend that the Board not retain UBS Global AM as investment manager to the Fund which was narrowly approved at the January 2009 meeting. The Board evaluated many factors in determining not to adopt the recommendation, including: the voting results at the 2009 annual shareholders’ meeting; various aspects of Fund performance, including yield, discount and leverage; actions taken by UBS Global AM to make the Fund more competitive; the Board’s annual approval of the Fund’s investment advisory and administration agreement with UBS Global AM; the non-involvement of UBS Global AM in the alleged fraudulent actions identified in the shareholder proposal; and the long-term interests of the Fund. The Board determined that, in light of these factors, it was in the best interests of the Fund to continue its relationship with UBS Global AM. The Board also notes that since that decision, the Fund’s performance has been strong relative to its peers. The Board continues to believe that UBS Global AM maintains high standards of regulatory compliance.

3. Western’s proposal could leave the Fund with no advisor, or an unqualified advisor
Western does not propose any other advisor for the Fund – just that the current advisor not be retained. In that case, there is a possibility that your Fund could be orphaned without any advisor at all, making it difficult or impossible for your Fund to carry out any portfolio management, research or trading. If Proposal 3 were also approved by shareholders, there would be no advisor to conduct the orderly liquidation and dissolution of the Fund, a process which requires significant expertise and familiarity with the complex structure of the Fund. UBS Global AM has years of experience managing municipal bond portfolios, and would seek to carefully manage transaction costs during an orderly liquidation of the Fund’s portfolio, delivering a much better liquidation value to shareholders than could be obtained by a less experienced advisor with less understanding of this marketplace. If Western’s proposal were adopted, there is no guarantee that the Fund’s Board would be able to find and retain a qualified investment advisor for a reasonable cost, either to effect the liquidation and dissolution of the Fund (if that proposal is also approved by shareholders), or in the alternative, to assume the management of the Fund. In fact, very few experienced investment advisors in the industry would likely meet the rigid standard of Western’s proposal, as most, like UBS Global AM, are at least affiliated with an entity that has been under investigation by a regulatory authority or has otherwise had recent negative exposure.

Finally, it is worthy of note that, while Western purports to hold the moral high ground in its proposal, Western is a well-known closed-end fund shareholder activist which frequently targets closed-end funds, including the Fund, and seeks to significantly restructure them in ways that are not necessarily beneficial to all shareholders. Consequently, the Board does not believe that Western has the same interests as those of the Fund’s long-term shareholders, and recommends that shareholders vote AGAINST Western’s proposal.

The Board, including the Independent Directors, recommends that the shareholders vote
“AGAINST” Western’s proposal.

Additional information about the Board

The Board met twelve times during the fiscal year ended September 30, 2009. Each director attended 75% or more of the Board meetings during the last fiscal year. The Fund’s directors are not required to attend the Fund’s annual meetings, and no directors attended the annual meeting of shareholders in 2009.

The Board has established an Audit Committee that acts pursuant to a written charter (“Audit Committee Charter”) and is responsible for, among other things: (i) overseeing the scope of the Fund’s audit; (ii) overseeing the Fund’s accounting and financial reporting policies, practices and internal controls; and (iii) approving, and recommending to the Board for ratification, the selection, appointment, retention or termination of the Fund’s independent registered public accounting firm, as well as determining the compensation thereof. The Audit Committee Charter is available on UBS Global AM’s Web site at [http://www.ubs.com/1/e/globalam/Americas/globalamus/globalamusii/ii_closed_end_funds.html], and a copy of the charter is attached as Exhibit A. In furtherance of its duties, the Audit Committee is also responsible for, among other things: receiving reports from the Fund’s independent registered public accounting firm regarding its independence and discussing any disclosed relationships or services that may diminish the objectivity and independence of the registered public accounting firm; inquiring of UBS Global AM and the Fund’s independent registered public accounting firm as to the Fund’s qualification under Subchapter M of the Internal Revenue Code and the amounts distributed and reported to shareholders; and reviewing with the independent registered public accounting firm any problems or difficulties the independent registered public accounting firm may have encountered during the conduct of the audit.

Although the Audit Committee has the responsibilities set forth in its Audit Committee Charter and described above, it is not responsible for planning or conducting the Fund’s audit or determining whether the Fund’s financial statements are complete and accurate and are in accordance with US generally accepted accounting principles. In fulfilling their responsibilities under the Fund’s Audit Committee Charter, it is recognized that: (i) the members of the Audit Committee are not full-time employees of the Fund; (ii) it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or any other types of auditing and accounting reviews or procedures or to set auditor independence standards; and (iii) each member of the Audit Committee is entitled to rely on: (a) the integrity of those persons within or outside of the Fund from whom he or she receives information; (b) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which will be promptly reported to the Board); and (c) statements made by the officers and employees of the Fund, UBS Global AM or other third parties as to any information technology, internal audit and other non-audit services provided by the independent registered public accounting firm to the Fund. The review of the Fund’s financial statements by the Fund’s Audit Committee is not of the same quality as the audit performed by the independent registered public accounting firm.

None of the members of the Audit Committee has any relationship to the Fund that may interfere with the exercise of his or her independence from management or the Fund, and each is independent as defined under the listing standards of the NYSE applicable to closed-end funds. Each member of the Fund’s Audit Committee is also a member of a similar committee established by the boards of certain other investment companies for which UBS Global AM or an affiliate serves as investment advisor, sub-advisor or manager. The Audit Committee met six times during the fiscal year ended September 30, 2009, and each member attended 75% or more of those meetings.

The Fund’s Audit Committee has: (a) reviewed and discussed the Fund’s audited financial statements with management; (b) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; (c) received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as adopted by the PCAOB in Rule 3600T, and has discussed with the independent registered public accounting firm its independence; and (d) based upon its review of the above, recommended to the Board that the Fund’s audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended September 30, 2009. The members of the Audit Committee are Richard Q. Armstrong, Alan S. Bernikow, Richard R. Burt, Bernard H. Garil and Heather R. Higgins. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committees of at least three other public companies not affiliated with the New York Fund Complex. The Board has determined that Mr. Bernikow’s simultaneous service on the audit committees of these other public companies does not impair his ability to effectively serve on the Audit Committee.

The Board has also established a Nominating and Corporate Governance Committee that acts pursuant to a written charter (“Nominating and Corporate Governance Committee Charter”). The Nominating and Corporate Governance Committee is responsible for, among other things, identifying, selecting, evaluating and recommending to the Board candidates to be nominated as additional Independent Directors of the Board; making recommendations to the Board with respect to compensation of Board and committee members; overseeing an annual evaluation of the Board and its committees; reporting on such evaluation to the Board; and performing such other governance functions as the Board may from time to time delegate to the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is not available on UBS Global AM’s Web site, but a copy of the Nominating and Corporate Governance Committee Charter is attached as Exhibit B. The Nominating and Corporate Governance Committee currently consists of Messrs. Burt and Garil and Ms. Higgins, none of whom is an “interested person” for purposes of the 1940 Act, and all of whom are independent as defined under the listing standards of the NYSE applicable to closed-end funds. The Nominating and Corporate Governance Committee met four times during the fiscal year ended September 30, 2009, and each member attended those meetings.

In nominating candidates, the Nominating and Corporate Governance Committee believes that no specific qualifications or disqualifications are controlling or paramount, and does not believe that specific qualities or skills are necessary for each candidate to possess. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include: (i) whether or not the person is an “interested person” as defined in the 1940 Act, meets the independence and experience requirements of the NYSE applicable to closed-end funds and is otherwise qualified under applicable laws and regulations to serve as a member of the Board; (ii) whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment advisor and/or sub-advisors of the Fund, Fund service providers or their affiliates; (iii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board member; (iv) the person’s judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight; (v) the interplay of the candidate’s experience with the experience of other Board members; and (vi) the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if a vacancy occurs. In order to recommend a nominee, a shareholder should send a letter to the chairperson of the Nominating and Corporate Governance Committee, Mr. Richard Burt, care of the Secretary of the Fund at UBS Global Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606, and indicate on the envelope “Nominating and Corporate Governance Committee.” The shareholder’s letter should state the nominee’s name and should include the nominee’s résumé or curriculum vitae, and must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by shareholders. The Board does not have a standing compensation committee. Shareholders can send other communications to the Board care of its chairman at the following address: Mr. Richard Q. Armstrong—UBS Funds, c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

Each Independent Director receives, in the aggregate from the UBS Global AM funds of which he or she is a director, an annual retainer of $100,000 and a $15,000 fee for each regular joint board meeting of the boards of those funds (and each in-person special joint board meeting of the boards of those funds) actually attended. Independent Directors who participate in previously scheduled in-person joint meetings of the boards of the UBS Global AM funds by telephone to accommodate other business obligations are paid $2,000 for such meetings. Independent Directors who participate in previously scheduled in-person joint meetings of the boards of the UBS Global AM funds by telephone because of illness or other unavoidable circumstances are paid the full meeting fee. Each Independent Director receives from the relevant fund $2,000 for each special in-person meeting (not held as a joint meeting) of the board of that fund actually attended where a fund’s board must meet separately from the regularly scheduled joint board meetings. Independent Directors who participate in scheduled telephonic meetings of the board(s) of one or more funds are paid $1,000 for each such meeting actually attended.

The chairman of the boards receives annually an additional $50,000; the chairperson of the Audit Committee receives annually an additional $35,000; and the chairperson of the Nominating and Corporate Governance Committee receives annually an additional $25,000 provided that, if a board member simultaneously holds more than one such position, he or she is paid only the higher of the fees otherwise payable for these positions. Independent Directors who are also members of the Audit Committee and/or Nominating and Corporate Governance Committee are paid $2,000 for each such meeting actually attended, provided that such meeting is not held in conjunction with a regularly scheduled board meeting. The foregoing fees are allocated among all such funds (or each relevant fund in the case of a special meeting) as follows: (i) one-half of the expense is allocated pro rata based on the funds’ relative net assets at the end of the calendar quarter preceding the date of payment and (ii) one-half of the expense is allocated according to the number of such funds. No officer, director or employee of UBS Global AM or one of its affiliates presently receives any compensation from the funds for acting as a board member or officer. All board members are reimbursed for expenses incurred in attending meetings. Professor Feldberg, an interested person of the Fund, but not by reason of affiliation with UBS Global AM, is compensated by UBS Global AM with respect to a fund unless the management, investment advisory and/or administration contract between that fund and UBS Global AM provides that the fund may bear a portion of the compensation to a director who is not an interested person of the fund by reason of affiliation with UBS Global AM or any of UBS Global AM’s affiliates.

Each director who has attained the age of seventy-five (75) years will be subject to retirement on the last day of the month in which he or she attains such age, unless the Board, including a majority of its Independent Directors, determines to grant a waiver of the retirement policy with respect to a specified individual for a set period of time. The retirement policy has been waived with respect to Mr. Armstrong, the Chairman of the Board, until 2011. The table below includes certain information relating to the compensation of the Fund’s directors. Professor Feldberg, an “interested person” of the Fund, is compensated by UBS Global AM with respect to those funds for which UBS Global AM serves as advisor, sub-advisor or manager, except as discussed above.

Compensation table†

		Total
		compensation
	Aggregate	from the Fund
	compensation	and the New
	from the	York Fund
Name of person, position	Fund*	Complex**

Richard Q. Armstrong, director	$6,081	$239,150
Alan S. Bernikow, director	5,895	223,150
Richard R. Burt, director	5,819	214,150
Meyer Feldberg, director††	0	198,125
Bernard H. Garil, director	5,509	191,150
Heather R. Higgins, director	5,509	191,150

†	Except as discussed above, only Independent Directors were compensated by the funds for which UBS Global AM serves as investment advisor, sub-advisor or manager.

††	Professor Feldberg is an “interested person” of the Fund by virtue of his position as senior advisor with Morgan Stanley, and not by reason of affiliation with UBS Global AM. He is compensated (i) by funds for which the management, investment advisory and/or administration contract between the fund and UBS Global AM provides that the fund may bear a portion of the compensation to a director who is not an interested person of the fund by reason of affiliation with UBS Global AM or any of UBS Global AM’s affiliates, and (ii) otherwise by UBS Global AM. Accordingly, the compensation amounts listed above for Professor Feldberg represent only (1) those amounts paid by other funds within the New York Fund Complex for which UBS Global AM does not serve as investment advisor, sub-advisor or manager, and (2) funds within the New York Fund Complex that have management, investment advisory and/or administration contracts providing that the fund may bear a portion of his compensation. Professor Feldberg is compensated by UBS Global AM with respect to his service on the Board of the Fund.

*	Represents fees paid to each director during the fiscal year ended September 30, 2009.

**	Represents fees paid during the calendar year ended December 31, 2008 to each Board member by: (a) 17 investment companies in the case of Messrs. Armstrong, Bernikow, Burt and Garil and Ms. Higgins; and (b) 30 investment companies in the case of Professor Feldberg for which UBS Global AM or one of its affiliates served as investment advisor, sub-advisor or manager. No fund within the New York Fund Complex has a bonus, pension, profit sharing or retirement plan.

Information concerning independent registered public accounting firm

The Fund’s financial statements for the fiscal year ended September 30, 2009, were audited by Ernst & Young LLP (“Ernst & Young”), independent registered public accounting firm. In addition, Ernst & Young prepares the Fund’s federal and state annual income tax returns and provides certain non-audit services. The Audit Committee of the Board has considered whether the provision of those non-audit services is compatible with maintaining Ernst & Young’s independence. The Audit Committee has selected Ernst & Young as the Fund’s independent registered public accounting firm, and such selection has also been approved by the Fund’s board for the fiscal year ending September 30, 2010. Ernst & Young has been the Fund’s independent registered public accounting firm since July 25, 2001. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

Representatives of Ernst & Young are not expected to be present at the meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their response.

Audit fees
The aggregate audit fees billed by Ernst & Young for professional services rendered to the Fund for the audit of each of the last two fiscal years ended September 30, 2009 and September 30, 2008 were approximately $42,000 and $40,000, respectively.

Fees included in the audit fees category are those associated with the annual audits of financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-related fees
The aggregate audit-related fees billed by Ernst & Young for services rendered to the Fund that are reasonably related to the performance of the audits of the financial statements, but not reported as audit fees, were approximately $9,283 and $8,523, respectively, in each of the fiscal years ended September 30, 2009 and September 30, 2008.

Fees included in the audit-related category are those associated with (1) the reading and providing of comments on the 2009 and 2008 semiannual financial statements, (2) review of the consolidated 2008 and 2007 reports on the profitability of the UBS Funds to UBS Global Asset Management (Americas) Inc. and its affiliates to assist the board members in their annual advisory/administration contract reviews and (3) auction preferred shares testing for the registrant’s fiscal years ended 2008 and 2007.

With respect to Rule 2-01(c)(7)(i)(C) of Regulation S-X, there were no audit-related fees that were required to be approved by the Audit Committee pursuant to the de minimis exception for the fiscal years ended September 30, 2009 and September 30, 2008 on behalf of (i) the Fund’s service providers that relate directly to the operations and financial reporting of the Fund, or (ii) the Fund itself. There were no audit-related fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

Tax fees
The aggregate tax fees billed by Ernst & Young for services rendered to the Fund for each of the fiscal years ended September 30, 2009 and September 30, 2008 were approximately $13,750 and $13,350, respectively.

Fees included in the tax fees category comprise all services performed by professional staff in the independent accountant’s tax division except those services related to the audits. This category comprises fees for review of tax compliance, tax return preparation and excise tax calculations.

With respect to Rule 2-01(c)(7)(i)(C) of Regulation S-X, there were no tax fees that were required to be approved by the Audit Committee pursuant to the de minimis exception for the fiscal years ended September 30, 2009 and September 30, 2008 on behalf of (i) the Fund’s service providers that relate directly to the operations and financial reporting of the Fund, or (ii) the Fund itself. There were no tax fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

All other fees
For the fiscal years ended September 30, 2009 and September 30, 2008, there were no fees billed by Ernst & Young for other products and services provided to the Fund other than the services reported above. Fees included in the “all other fees” category would consist of services related to internal control reviews, strategy and other consulting, financial information systems design and implementation, consulting on other information systems, and other tax services unrelated to the Fund.

There were no fees billed by Ernst & Young for the most recent fiscal year for professional services rendered for financial information systems design and implementation services provided to the Fund, UBS Global AM and entities that control, are controlled by or are under common control with UBS Global AM that provide services to the Fund.

With respect to Rule 2-01 (c)(7)(i)(C) of Regulation S-X, there were no fees within this category that were required to be approved by the Audit Committee pursuant to the de minimis exception for the fiscal years ended September 30, 2009 and September 30, 2008 on behalf of (i) the Fund’s service providers that relate directly to the operations and financial reporting of the Fund, or (ii) the Fund itself. There were no “all other fees” required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

The Audit Committee Charter contains the Audit Committee’s pre-approval policies and procedures. Reproduced below is an excerpt from the Audit Committee Charter regarding pre-approval policies and procedures:

The Audit Committee shall:

2. Pre-approve (a) all audit and permissible non-audit services[1] to be provided to the Fund and (b) all permissible non-audit services to be provided by the Fund’s independent auditors to UBS Global [Asset Management (Americas) Inc. (“UBS Global [AM]”)] and any Covered

[1]	The Committee will not approve non-audit services that the Committee believes may taint the independence of the auditors. Currently, permissible non-audit services include any professional services (including tax services) that are not prohibited services as described below, provided to the Fund by the independent auditors, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources;

Service Providers, if the engagement relates directly to the operations and financial reporting of the Fund. In carrying out this responsibility, the Committee shall seek periodically from UBS Global [AM] and from the independent auditors a list of such audit and permissible non-audit services that can be expected to be rendered to the Fund, UBS Global [AM] or any Covered Service Providers by the Fund’s independent auditors, and an estimate of the fees sought to be paid in connection with such services. The Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to a sub-committee consisting of the Chairperson of the Committee and two other members of the Committee as the Chairperson, from time to time, may determine and appoint, and such sub-committee shall report to the Committee, at its next regularly scheduled meeting after the sub-committee’s meeting, its decision(s). From year to year, the Committee shall report to the Board whether this system of pre-approval has been effective and efficient or whether this Charter should be amended to allow for pre-approval pursuant to such policies and procedures as the Committee shall approve, including the delegation of some or all of the Committee’s pre-approval responsibilities to other persons (other than UBS Global [AM] or the Fund’s officers).

Aggregate non-audit fees
For the fiscal years ended September 30, 2009 and September 30, 2008, the aggregate non-audit fees billed by Ernst & Young of approximately $1,917,928 and $1,362,313, respectively, included non-audit services rendered on behalf of the Fund of approximately $23,033 and $21,873, respectively, and non-audit services rendered on behalf of the Fund’s investment advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor) and any entity controlling, controlled by, or under common control with the investment advisor that provides ongoing services to the Fund of approximately $1,894,895 and $1,340,440, respectively.

The Audit Committee was not required to consider whether the provision of non-audit services that were rendered to the Fund’s investment advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor), and any entity controlling, controlled by, or under common control with the investment advisor that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X was compatible with maintaining Ernst & Young’s independence.

(vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Pre-approval by the Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, UBS Global [AM] and any service providers controlling, controlled by or under common control with UBS Global [AM] that provide ongoing services to the Fund (“Covered Service Providers”) constitutes not more than 5% of the total amount of revenues paid to the independent auditors (during the fiscal year in which the permissible non-audit services are provided) by (a) the Fund, (b) its investment advisor and (c) any entity controlling, controlled by, or under common control with the investment advisor that provides ongoing services to the Fund during the fiscal year in which the services are provided that would have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its delegate(s)) prior to the completion of the audit.

Executive officers

Officers of the Fund are appointed by the directors and serve at the pleasure of the board. None of the Fund’s officers currently receives any compensation from the Fund. The executive officers of the Fund are:

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Joseph Allessie*; 44	Vice President and Assistant Secretary	Since 2005	Mr. Allessie is an executive director (since 2007) (prior to which he was a director) and deputy general counsel (since 2005) at UBS Global Asset Management (US) Inc. and UBS Global Asset Management (Americas) Inc. (collectively “UBS Global AM—Americas region”). Prior to joining UBS Global AM—Americas region, he was senior vice president and general counsel of Kenmar Advisory Corp. (from 2004 to 2005). Prior to that Mr. Allessie was general counsel and secretary of GAM USA Inc., GAM Investments, GAM Services, GAM Funds, Inc. and the GAM Avalon Funds (from 1999 to 2004). Mr. Allessie is a vice president and assistant secretary of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Thomas Disbrow*; 43	Vice President and Treasurer	Since 2000 (Vice President); Since 2004 (Treasurer)	Mr. Disbrow is an executive director (since 2007) (prior to which he was a director) (since 2000) and head of the US mutual fund treasury administration department (since September 2006) of UBS Global AM—Americas region. He has been with UBS Global AM—Americas region since 1999. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Michael J. Flook*; 44	Vice President and Assistant Treasurer	Since 2006	Mr. Flook is an associate director and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Prior to joining UBS Global AM—Americas region, he was a senior manager with The Reserve (asset management firm) from May 2005 to May 2006. Prior to that he was a senior manager with PFPC Worldwide since October 2000. Mr. Flook is a vice president and assistant treasurer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Elbridge T. Gerry III*; 52	Vice President	Since 1996	Mr. Gerry is a managing director—municipal fixed income of UBS Global AM—Americas region (since 2001). Mr. Gerry is a vice president of 6 investment companies (consisting of 10 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Mark F. Kemper**; 51	Vice President and Secretary	Since 2004	Mr. Kemper is a managing director (since 2006) and head of the legal department of UBS Global AM—Americas region (since 2004). He was deputy general counsel of UBS Global Americas from July 2001 to July 2004. He has been secretary of UBS Global AM—Americas since 1999 and assistant secretary of UBS Global Asset Management Trust Company since 1993 and secretary of UBS AM Holdings (USA) Inc. (since 2001). Mr. Kemper is secretary of UBS Global AM—Americas region (since 2004). Mr. Kemper is vice president and secretary of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Joanne M. Kilkeary*; 41	Vice President and Assistant Treasurer	Since 2004	Ms. Kilkeary is a director (since March 2008) prior to which she was an associate director (since 2000) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS Global AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Tammie Lee*; 38	Vice President and Assistant Secretary	Since 2005	Ms. Lee is a director and associate general counsel of UBS Global AM—Americas region (since 2005). Prior to joining UBS Global AM—Americas region, she was vice president and counsel at Deutsche Asset Management/Scudder Investments from 2003 to 2005. Prior to that she was assistant vice president and counsel at Deutsche Asset Management/Scudder Investments from 2000 to 2003. Ms. Lee is a vice president and assistant secretary of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Steven J. LeMire*; 40	Vice President and Assistant Treasurer	Since 2007	Mr. LeMire is a director and senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2007). Prior to joining UBS Global AM—Americas region, he was an independent consultant with Third River Capital, LLC (formerly Two Rivers Capital, LLC) (from 2005 to 2007). Prior to that, he was vice president of operations and fund administration with Oberweis Asset Management, Inc. (from 1997 to 2005). Mr. LeMire is a vice president and assistant treasurer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Joseph McGill*; 47	Vice President and Chief Compliance Officer	Since 2004	Mr. McGill is a managing director (since 2006) and chief compliance officer (since 2003) at UBS Global AM—Americas region. Prior to joining UBS Global AM—Americas region, he was assistant general counsel at J. P. Morgan Investment Management (from 1999 to 2003). Mr. McGill is a vice president and chief compliance officer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Kevin McIntyre*; 43	Vice President	Since 2005	Mr. McIntyre is a director (since March 2003) and portfolio manager (since October 2005) of UBS Global AM—Americas region. He is also head of municipal trading since 2002. Prior to that he was a trader and assistant portfolio manager with UBS Global AM—Americas region. Mr. McIntyre is a vice president of 1 investment company (consisting of 1 portfolio) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Nancy D. Osborn*; 43	Vice President and Assistant Treasurer	Since 2007	Mrs. Osborn is an associate director and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Prior to joining UBS Global AM—Americas region, she was an assistant vice president with Brown Brothers Harriman since April 1996. Mrs. Osborn is a vice president and assistant treasurer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Eric Sanders*; 44	Vice President and Assistant Secretary	Since 2005	Mr. Sanders is a director and associate general counsel of UBS Global AM—Americas region (since 2005). From 1996 until June 2005, he held various positions at Fred Alger & Company, Incorporated, the most recent being assistant vice president and associate general counsel. Mr. Sanders is a vice president and assistant secretary of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Andrew Shoup*; 53	Vice President and Chief Operating Officer	Since 2006	Mr. Shoup is a managing director and global head of the fund treasury administration department of UBS Global AM—Americas region (since July 2006). Mr. Shoup is also a director of UBS (IRL) Fund p.l.c. (since December 2008). Prior to joining UBS Global AM—Americas region, he was chief administrative officer for the Legg Mason Partners Funds (formerly Smith Barney, Salomon Brothers, and CitiFunds mutual funds) from November 2003 to July 2006. Prior to that, he held various positions with Citigroup Asset Management and related companies with their domestic and offshore mutual funds since 1993. Additionally, he has worked for another mutual fund complex as well as spending eleven years in public accounting. Mr. Shoup is a vice president and chief operating officer of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

		Term of office†	Principal occupation(s) during past 5 years;
	Position(s) held	and length of	number of portfolios in Fund complex
Name, address, and age	with the Fund	time served	for which person serves as officer

Kai R. Sotorp**; 50	President	Since 2006	Mr. Sotorp is the Head—Americas for UBS Global Asset Management (since 2004); a member of the UBS Group Managing Board (since 2003), and a member of the UBS Global Asset Management Executive Committee (since 2001). Mr. Sotorp is a board director and president of UBS Global AM Holdings (USA) Inc. (since 2004). Prior to his current role, Mr. Sotorp was head of UBS Global Asset Management—Asia Pacific (2002–2004), covering Australia, Japan, Hong Kong, Singapore and Taiwan; head of UBS Global Asset Management (Japan) Ltd. (2001–2004); representative director and president of UBS Global Asset Management (Japan) Ltd. (2000–2004); and member of the board of Mitsubishi Corp.—UBS Realty Inc. (2000–2004). Mr. Sotorp is president of 20 investment companies (consisting of 102 portfolios) for which UBS Global Asset Management—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

Keith A. Weller*; 48	Vice President and Assistant Secretary	Since 1995	Mr. Weller is an executive director and senior associate general counsel of UBS Global AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 20 investment companies (consisting of 102 portfolios) for which UBS Global AM—Americas region or one of its affiliates serves as investment advisor, sub-advisor or manager.

*	This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

**	This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

†	Officers of the Fund are appointed by the directors and serve at the pleasure of the Board.

Other information

Beneficial ownership of shares

The following is based upon a review of public filings. As of October 31, 2009, management knew of the following persons who owned beneficially 5% or more of the common stock or auction preferred stock of the Fund:

		Amount and nature of	Percent of
Title of class	Name and address of beneficial owner	beneficial ownership	class*

Common Stock	Karpus Management Inc. d/b/a Karpus Investment Management 183 Sully’s Trail, Pittsford, NY 14534**	1,201,649	11.60%

Common Stock	Western Investment LLC;	742,781	7.17
	Including:
	Arthur D. Lipson;	742,782	7.17
	Western Investment Hedged Partners L.P.;	222,512	2.15
	Western Investment Activism Partners LLC;	24,496	0.24
	Western Investment Total Return Partners L.P.;	221,365	2.14
	Western Investment Total Return Fund Ltd.;	273,408	2.64
	Benchmark Plus Institutional Partners, LLC;	61,061	0.59
	Benchmark Plus Partners, LLC;	20,300	0.20
	Benchmark Plus Management, LLC;	81,316	0.79
	Robert Ferguson;	81,316	0.79
	Scott Franzblau;	81,316	0.79
	Robert H. Daniels;	0	0.00
	Gerald Hellerman;	0	0.00
	William J. Roberts	0	0.00
	7050 S. Union Park Center, Suite 590, Midvale, UT 84047***	****	****

Auction Preferred Stock	UBS AG, for benefit of and on behalf of UBS Securities LLC and UBS Financial Services Inc. Bahnhofstrasse 45, PO Box CH-8021 Zurich, Switzerland†	531	33.19

Auction Preferred Stock	Morgan Stanley & Co. Incorporated 1585 Broadway, New York, NY 10036††	107	6.69

*	Percent of class is based on the number of shares outstanding as of October 31, 2009.

**	Based on a Schedule 13D filed with the SEC with respect to the Fund on July 22, 2009 by Karpus Investment Management.

***	Based on a Schedule 13D filed with the SEC with respect to the Fund on September 14, 2009 by Western Investment LLC (“WILLC”).

****	As of the close of business on September 11, 2009, Western Investment Hedged Partners L.P. (“WIHP”), Western Investment Activism Partners LLC (“WIAP”), Western Investment Total Return Partners L.P. (“WITRP”) and Western Investment Total Return Fund Ltd. (“WITRL”), beneficially owned 222,512, 24,496, 221,365 and 273,408 shares, respectively, representing approximately 2.15%, 0.24%, 2.14% and 2.64% respectively, of the shares outstanding. As the managing member of WIAP, the general partner of each of WIHP and WITRP and the investment manager of WITRL, WILLC may be deemed to beneficially own the 741,781 shares owned in the aggregate by WIHP, WIAP, WITRP and WITRL, constituting approximately 7.16% of the shares outstanding, in addition to the 1,000 shares it holds directly. As the managing member of WILLC, Mr. Lipson may be deemed to beneficially own the 742,781 shares beneficially owned by WILLC, in addition to the share he owns directly, constituting approximately 7.17% of the shares outstanding. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, WILLC, WIHP, WIAP, WITRP and WITRL (the “Western Entities”) may be deemed to beneficially own the 81,316 shares owned by Benchmark Plus Institutional Partners, LLC (“BPIP”), Benchmark Plus Partners, LLC (“BPP”) and Benchmark Plus Management, LLC (“BPM”) (the “Benchmark Entities”). The Western Entities disclaim beneficial ownership of such shares. As of the close of business on September 11, 2009, BPIP and BPP beneficially owned 61,016 and 20,300 Shares, respectively, constituting approximately 0.59% and 0.20% respectively, of the shares outstanding. As the managing member of each of BPIP and BPP, BPM may be deemed to beneficially own the 81,316 shares owned in the aggregate by BPIP and BPP, constituting approximately 0.79% of the shares outstanding. As managing members of BPM, Messrs. Franzblau and Ferguson may each be deemed to beneficially own the 81,316 shares beneficially owned by BPM, constituting approximately 0.79% of the shares outstanding. As members of a group for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, the Benchmark Entities may be deemed to beneficially own the 742,782 shares owned by the Western Entities and Mr. Lipson. The Benchmark Entities disclaim beneficial ownership of such shares. None of Messrs. Daniels, Hellerman or Roberts owns directly any shares. As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Daniels, Hellerman and Roberts may be deemed to beneficially own the 824,098 shares beneficially owned in the aggregate by the Western Entities, the Benchmark Entities and Mr. Lipson. Messrs. Daniels, Hellerman and Roberts disclaim beneficial ownership of such shares.

†	Based on a Schedule 13G filed with the SEC with respect to the Fund on February 10, 2009 by UBS AG, for benefit of and on behalf of UBS Securities LLC and UBS Financial Services Inc.

††	Based on a Schedule 13G filed with the SEC with respect to the Fund on February 17, 2009 by Morgan Stanley & Co. Incorporated.

Section 16(a) beneficial ownership reporting compliance

The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 by any Board member or officer.

Shareholder proposals

Any shareholder who wishes to submit proposals to be considered at the Fund’s 2011 annual meeting of shareholders (should there be one) should send such proposals to the Secretary of the Fund at UBS Global Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606. In order to be considered at that meeting, shareholder proposals must be received by the Fund no later than July [28], 2010. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws and the informational requirements of the Fund’s Bylaws, as in effect from time to time.

Currency of information

Shareholders should note that information and data provided in this Proxy Statement is current only as of the dates indicated. Shareholders should note that the Fund’s performance and discount may vary from month to month.

Solicitation of proxies

Your vote is being solicited by the Board. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies.

In addition, the Fund has made arrangements with a professional proxy solicitation firm, Georgeson Inc., to assist with solicitation of proxies. The Fund anticipates that the cost of retaining Georgeson Inc. will be approximately $8,100 to $50,000, plus expenses. The Fund has agreed to indemnify Georgeson Inc. against certain liabilities, including liabilities arising under the federal securities laws. Georgeson Inc. has informed the Fund that it intends to employ approximately 40 persons to solicit proxies.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, telecopy, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote.

It is currently estimated that the total amount to be spent on the solicitation (in excess of the amount normally spent for an annual meeting where only the reelection of the existing board members is proposed, and excluding salaries and wages of Fund officers and employees of UBS Global AM) will be approximately $500,000. To date, approximately $0 has been spent on the solicitation. These amounts exclude costs normally expended for the election of directors in the absence of a contest. The directors and officers of the Fund, or regular employees and agents of UBS Global AM and UBS Financial Services Inc., may be involved in the solicitation of proxies. The Fund does not reimburse such persons for the solicitation of proxies. The Fund intends to pay all costs associated with the solicitation and the meeting.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on February 11, 2010

This proxy statement, along with the Fund’s annual report for the fiscal year ended September 30, 2009, are available free of charge on the Fund’s website at [http://www.ubs.com/1/e/globalam/Americas/globalamus/globalamusii/ii_closed_end_funds.html].

Other business

Management knows of no business to be presented at the meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon in their discretion.

By order of the board of directors,

Mark F. Kemper
Vice President and Secretary

November [25], 2009

It is important that you execute and return your proxy promptly.

(This page has been left blank intentionally)

Exhibit A

Audit committee charter amended and restated as of May 12, 2004
(with revisions through August 2009)

Establishment and purpose
This document serves as the Charter for the Audit Committee (the “Committee”) of the Board of each fund (the “Fund”) advised by UBS Global Asset Management (Americas) Inc. (“UBS Global”) listed on Appendix A hereto (each such Charter being a separate Charter). The primary purposes of the Committee are to assist Board oversight of (1) the integrity of the Fund’s financial statements, (2) the Fund’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the Fund’s independent auditors.

In performing its Board oversight assistance function, the Committee will, among other things (a) oversee the scope of the Fund’s audit, the quality and objectivity of the Fund’s financial statements, the Fund’s accounting and financial reporting policies and practices and its internal controls and, as appropriate, the internal controls of certain service providers; (b) approve, and recommend to the Board, for ratification, the selection, appointment, retention or termination of the Fund’s independent auditors, as well as determining the compensation thereof; and (c) pre-approve all audit and non-audit services provided to the Fund and certain other persons by such independent auditors.

Duties and responsibilities
Audit oversight. The Fund’s independent auditors are accountable to the Committee.

The Committee shall:

1.	Approve, and recommend to the Board for the Board’s ratification, the selection, appointment, retention or termination of the Fund’s independent auditors, or of any other public accounting firm engaged for the purpose of performing other audit, review or attest services for the Fund.

2.	Pre-approve (a) all audit and permissible non-audit services[1] to be provided to the Fund and (b) all permissible non-audit services to be provided by the Fund’s independent auditors to UBS Global and any

[1]	The Committee will not approve non-audit services that the Committee believes may taint the independence of the auditors. Currently, permissible non-audit services include any professional services (including tax services) that are not prohibited services as described below, provided to the Fund by the independent auditors, other than those provided to the Fund in connection with an audit or a review of the financial statements of the Fund. Permissible non-audit services may not include: (i) bookkeeping or other services related to the accounting records or financial statements of the Fund; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Covered Service Providers, if the engagement relates directly to the operations and financial reporting of the Fund. In carrying out this responsibility, the Committee shall seek periodically from UBS Global and from the independent auditors a list of such audit and permissible non-audit services that can be expected to be rendered to the Fund, UBS Global or any Covered Service Providers by the Fund’s independent auditors, and an estimate of the fees sought to be paid in connection with such services. The Committee may delegate its responsibility to pre-approve any such audit and permissible non-audit services to a sub-committee consisting of the Chairperson of the Committee and two other members of the Committee as the Chairperson, from time to time, may determine and appoint, and such sub-committee shall report to the Committee, at its next regularly scheduled meeting after the sub-committee’s meeting, its decision(s). From year to year, the Committee shall report to the Board whether this system of pre-approval has been effective and efficient or whether this Charter should be amended to allow for pre-approval pursuant to such policies and procedures as the Committee shall approve, including the delegation of some or all of the Committee’s pre-approval responsibilities to other persons (other than UBS Global or the Fund’s officers).

3.	Discuss with the independent auditors any disclosed relationships or services that may diminish the objectivity and independence of the independent auditors; receive periodic reports from the independent auditors regarding the independent auditors’ independence (including receiving the independent auditors’ specific representations as to independence consistent with current statements of the Independence Standards Board); and discuss such reports with the independent auditors, and, if so determined by the Committee, recommend that the Board take appropriate action to ensure the independence of the independent auditors.

4.	Review, in consultation with the independent auditors, the scope of the Fund’s proposed audit each year, including the audit procedures to be utilized, and certain other matters in connection with the Fund’s financial statements.

5.	Inquire of UBS Global and the independent auditors as to the Fund’s qualification under Subchapter M of the Internal Revenue Code and amounts distributed and reported to shareholders for Federal tax purposes.

6.	[Closed-end Funds only] Review and discuss the Fund’s audited annual financial statements and unaudited semiannual reports with UBS Global and, in the case of the audited financials, the independent auditors, including the Fund’s disclosure of management’s discussion of Fund performance.

Pre-approval by the Committee of any permissible non-audit services is not required so long as: (i) the aggregate amount of all such permissible non-audit services provided to the Fund, UBS Global and any service providers controlling, controlled by or under common control with UBS Global that provide ongoing services to the Fund (“Covered Service Providers”) constitutes not more than 5% of the total amount of revenues paid to the independent auditors (during the fiscal year in which the permissible non-audit services are provided) by (a) the Fund, (b) its investment advisor and (c) any entity controlling, controlled by, or under common control with the investment advisor that provides ongoing services to the Fund during the fiscal year in which the services are provided that would have to be approved by the Committee; (ii) the permissible non-audit services were not recognized by the Fund at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee (or its delegate(s)) prior to the completion of the audit.

7.	Review with the independent auditors any problems or difficulties the auditors may have encountered during the conduct of the audit, relating to the conduct of the audit, including any matters required to be discussed pursuant to Statement of Auditing Standards No. 61, or any subsequent Statement, and management’s response.

8.	Ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships of the auditors consistent with Independence Standards Board Standard No. 1, or any subsequent Statement.

9.	Review, in consultation, as appropriate, with the independent auditors and Fund service providers, matters relating to internal controls and disclosure controls and procedures at the Fund and at the Fund’s service providers.

10.	Request, receive and/or review from the independent auditors such other materials as deemed necessary or advisable by the Committee in the exercise of its duties under this charter; such materials may include, without limitation, any other material written communications bearing on the Fund’s financial statements, or internal or disclosure controls, between the independent auditors and the Fund, UBS Global, the Fund’s sub-advisor(s), if any, or other Fund service providers, such as any management letter or schedule of unadjusted differences, and any comment or “deficiency” letter received from a regulatory or self-regulatory organization addressed to the Fund, UBS Global or the Fund’s sub-advisor(s), if any, that relates to services rendered to the Fund.

11.	Establish procedures for the receipt, retention and treatment of complaints that the Fund may receive regarding Fund accounting, internal accounting controls or auditing matters, including procedures (set forth on Appendix C hereto) for the confidential, anonymous submission by Fund officers or employees and the Fund’s investment advisor (including sub-advisors, if any), administrator(s), principal underwriter or any other provider of accounting-related services for the Fund of concerns regarding questionable accounting or auditing matters related to the Fund.

12.	Request that the independent auditors report to the Committee on any unusual items or matters discovered during the course of any semi-annual or other reviews.

13.	[Closed-end Funds only] Consider and, if appropriate, recommend the publication of the Fund’s annual audited financial statements in the Fund’s annual report in advance of the printing and publication of the annual report, based on its review and discussions of such annual report with the independent auditors, the Fund’s officers and UBS Global; and prepare the audit committee report required to be included in the Fund’s proxy statement for its annual meeting of shareholders.

14.	[Closed-end Funds only] At least annually, obtain and review a report by the Fund’s independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues; and (iii) (to assess the independent auditors’ independence) all relationships between the independent auditor and the Fund.

15.	[Closed-end Funds only] Discuss in general the Fund’s periodic earnings releases, as well as any financial information and earnings guidance provided to analysts and rating agencies.

16.	[Closed-end Funds only] Discuss policies with respect to risk assessment and risk management.

17.	[Closed-end Funds only] Review hiring policies of UBS Global and the Fund, if any, for employees and former employees of the Fund’s independent auditors.

18.	[Closed-end Funds only] Prepare an annual performance evaluation of the Committee for the Board’s review.

19.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

In performing its duties, the Committee shall be provided by UBS Global, the Fund’s sub-advisor(s), if any, or the Fund, as applicable, with such information, data and services as the Committee shall request to discharge its duties and responsibilities, shall consult as it deems appropriate with the members of the Board, officers and employees of the Fund, UBS Global, the Fund’s sub-advisor(s), if any, the Fund’s counsel and the Fund’s other service providers and, as it determines necessary to carry out its duties and at the Fund’s expense, may engage outside advisors and consultants. In carrying out its functions, the Committee shall meet separately, periodically, with management and with the Fund’s independent auditors. The Fund shall provide appropriate funding for the Committee to carry out its duties and responsibilities.

Composition
The Committee shall have a minimum of three members and shall be composed of a number of Board members, each of whom has been determined not to be an “interested person,” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”), of the Fund (the “Independent Board Members”), as the Board shall determine from time to time. Each member of the Committee must also meet the independence and experience requirements as set forth in Sections 303A.07(a) and 303.01(b)(2)(a) of the New York Stock Exchange’s Listed Company Manual, in each case as applicable to closed-end Funds. The Committee shall elect a chairperson, who shall preside over Committee meetings (the “Chairperson”). The Chairperson shall serve for a term of three years, which term may be renewed from time to time.2

In addition, the Board shall use its best efforts to ensure that at least one member of the Committee is an “audit committee financial expert,” as determined under the rules of the Securities and Exchange Commission. Appendix B sets forth the audit committee financial expert requirements as of the date of this amended and restated Charter. In the event that the Committee does not have at least one such audit committee financial expert, the nominating committee of the Board shall endeavor to identify and recommend to the Board a candidate that meets such requirements or, in the event the Board does not, at such time, have a nominating committee, the Board shall designate the Independent Board Members as a committee to identify and recommend to the Board a candidate that meets such requirements.

[2]	In the case of a newly-organized UBS fund, the Chairperson’s term will be coterminous with those of the other UBS funds listed on Schedule A, even if such term is shorter than three years.

For those Funds listed on the NYSE, no member of the Committee may serve on the audit committees of more than three public companies, including all Funds managed by UBS Global (deemed for these purposes to be a single public company), unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee effectively.

Meetings
The Committee shall meet on a regular basis, but not less frequently than twice a year. Special meetings may also be held upon reasonable notice to the members of the Committee. An agenda shall be established for each meeting. Additional meetings shall be called as circumstances require. The Committee may request any officer or employee of the Fund, the Fund’s counsel, UBS Global, the Fund’s sub-advisor(s), if any, the Fund’s independent auditors or other interested persons to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will meet with the Fund’s independent auditors at least once a year outside the presence of the Fund’s officers and other parties. The Committee may, in its discretion, also meet outside the presence of the Fund’s officers and other parties at other times. Meetings of the Committee may be held in person, by telephone or by other appropriate means.

One-third of the Committee’s members shall constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting shall be determinative as to any matter submitted to a vote.

Reporting
The Chairperson shall report to the Board on the result of its deliberations and make such recommendations as deemed appropriate.

Limits on role of committee
While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the Fund’s audit or for determining whether the Fund’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not full-time employees of the Fund, it is not the duty or the responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons within and outside the Fund from which it receives information; (b) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board); and (c) statements made by the officers and employees of the Fund, UBS Global or other third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Fund. The review of the Fund’s financial statements by the Committee is not of the same quality as the audit performed by the independent auditors.

In carrying out its responsibilities, the Committee’s policies and procedures shall be adapted, as appropriate, in order to best react to a changing environment.

Amendments
This Charter may be amended by a vote of a majority of the Board members.

Appendix A

UBS Managed Municipal Trust
UBS Series Trust
UBS Investment Trust
UBS Index Trust
UBS Municipal Money Market Series
UBS Money Series
UBS PACE Select Advisors Trust
UBS Cashfund Inc.
UBS RMA Money Fund Inc.
UBS RMA Tax-Free Fund Inc.
UBS Master Series, Inc.
Master Trust
*Strategic Global Income Fund, Inc.
*Global High Income Fund Inc.
*Investment Grade Municipal Income Fund Inc.
*Managed High Yield Plus Fund Inc.

*	Closed-end Funds. The duties and responsibilities of any provision applicable exclusively to closed-end funds apply to these funds only.

Appendix B

Audit committee financial expert requirements

An “audit committee financial expert” is a person who has the following attributes:

an understanding of generally accepted accounting principles and financial statements;

the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

an understanding of internal controls and procedures for financial reporting; and

an understanding of audit committee functions.

A person must have acquired such attributes through one or more of the following:

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

other relevant experience.

Appendix C

Policies of the audit committee regarding concerns or complaints relating to accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund

Introduction
The following policies are adopted by the Board of each fund (“Fund”) advised by UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) listed on Appendix A to the Fund’s Audit Committee Charter (“Charter”).

These policies shall constitute an amendment to, and a part of, the Charter and shall be designated as Appendix C to the Charter. These policies constitute the procedures to be established pursuant to Item 11 of “Duties and Responsibilities—Audit Oversight” in the Charter; however, the Board has decided to extend the benefit of these policies to all Funds, not just those exchange-listed Funds that are required to establish such procedures pursuant to Section 301 of the Sarbanes-Oxley Act and Rule 303A of the New York Stock Exchange Inc. Listed Company Manual.

These policies establish (1) procedures for the receipt, retention and treatment of complaints received by the Fund (including Fund officers) regarding accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund, (2) procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters by employees of the investment advisor (and sub-advisor, if applicable), administrator (and sub-administrator, if applicable), principal underwriter (if any), or any other provider of accounting related services for the Fund (each a “Service Provider”) and (3) protections for such persons bringing complaints or concerns to the attention of the Board’s Audit Committee (the “Committee”).

Reporting
It is expected that all board members and officers, as well as employees of each Service Provider, will report promptly any concerns or complaints regarding accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund. Employees of Service Providers (including Fund officers) should first consider exhausting any internal reporting mechanisms at their firm before directly contacting the Chairperson of the Committee (or in the event of a potential conflict involving such person, any other member of the Committee). If such a person does not receive a satisfactory response within a reasonable period of time, or if he or she believes that utilizing internal reporting mechanisms would be futile or otherwise undesirable, he or she should (1) in the case of Service Providers under the supervision of UBS Global AM (e.g., State Street Bank and Trust or PNC Global Investment Servicing, Inc.), contact UBS Global AM via the “ethics hotline” and/or mailbox referenced below (unless such person believes that using such “ethics hotline” and/or mailbox would be futile or otherwise undesirable, in which case he or she should report concerns as directed in the remainder of this sentence); or (2) in the case of all other persons, contact the Chairperson of the Committee directly (or in the event of a potential conflict involving such person, any other member of the Committee).

The Committee requests that each Service Provider promptly inform it of complaints or concerns received from its employees pursuant to these or any similar policies it may have if such complaints or concerns are reasonably believed to relate to accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund.

The Committee directs UBS Global AM to communicate these policies to its primary contact(s) at each other Service Provider. Each Service Provider, including UBS Global AM, shall be directed to make these methods by which complaints or concerns can be communicated known to its employees who are primarily involved in accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund that could reasonably be expected to impact the Fund. If any Service Provider refuses such request, UBS Global AM shall notify the Committee of the Service Provider’s reasons for non-cooperation, and the Committee shall recommend to the Board such actions as it believes appropriate.

Non retaliation
The Fund prohibits any form of retaliation being taken against any board member or officer, and shall request that each Service Provider not take any form of retaliation against its employees, as a result of such person lawfully engaging in any of the following “Covered Activities”:

1.	reporting concerns or complaints regarding accounting, internal accounting controls or auditing matters or other matters relating to the operations of the Fund; or

2.	assisting in an internal or external investigation conducted by the Fund or a Service Provider regarding such concerns or complaints; or

3.	filing, testifying, participating or otherwise assisting in a criminal or regulatory proceeding relating to the Fund or a Service Provider.

To the extent possible, the Board shall seek assurances from Service Providers that they shall not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against an employee in the terms and conditions of his or her employment because such employee has made a report of a concern or complaint or engaged in any other Covered Activities under these policies. In addition, the Board shall seek assurances from Service Providers that they shall not knowingly, with the intent to retaliate, take any action harmful to any employee, including interference with the lawful employment or livelihood of any person, for providing to a law enforcement officer any truthful information relating to the commission or possible commission of any crime.

Confidentiality
Reasonable efforts will be made to keep a reporting person’s identity confidential. In certain circumstances, however, it may be possible that in the course of the investigation, facts must be disclosed that would require the identity of the reporting person to be disclosed. Accordingly, in such circumstances, it is not possible to give a blanket guarantee of confidentiality. However, the Committee shall take all reasonable steps (and ask its Service Providers to make reasonable efforts) to attempt to safeguard the submission of information on a confidential basis.

A Fund Person or Service Provider employee may submit information anonymously to the Committee through a letter addressed directly to the Chairman of the Committee (or in the event of a potential conflict involving such person, to any other member of the Committee) at the Chairman’s (or other Committee member’s) address as specified in the Fund’s Annual Report to Shareholders. The Committee recognizes that certain Service Providers have established their own procedures for the confidential, anonymous receipt of concerns or complaints and requests that Service Providers promptly report to the Committee any concerns or complaints relating to the matters discussed herein.

Ethics hotline & mailbox
Where circumstances preclude the use of conventional channels, UBS Global AM has established an ethics hotline and a physical mailbox to facilitate the confidential, anonymous submission of concerns regarding potential legal/regulatory violations and questionable accounting or auditing matters or other matters relating to the operations of a Fund or other ethical dilemmas. The hotline is available for leaving a voicemail message 24-hours a day, seven days a week. In order to protect confidentiality, only the UBS Global AM General Counsel and Chief Compliance Officer will be authorized to retrieve messages. Please utilize the hotline and the mailbox only for this stated purpose. The ethics hotline number is 877-882 9373. Written submissions should be addressed to: UBS Global Asset Management (Americas) Inc., Attn: Chief Compliance Officer, 51 West 52nd Street, New York, NY 10019-6114.

Breach of this policy
Retaliatory conduct which amounts to a breach of this policy could result in criminal or regulatory sanctions or civil liability or have an adverse effect on the Fund’s or a Service Provider’s reputation. As a result, a breach of this policy may constitute gross misconduct and may result in disciplinary action up to and including dismissal from service as a board member or officer, or with respect to a Service Provider, the Board’s decision to terminate any Fund contracts or other relationships with the Service Provider.

Retention and treatment of information regarding concerns and complaints
The Committee minutes shall reflect the receipt, retention and treatment of information received pursuant to this policy. The Committee shall have the power to obtain the resources it deems necessary and appropriate to investigate any information regarding such concerns or complaints, including obtaining the assistance of special counsel, auditors or other advisors or consultants to assist it in carrying out its responsibilities.

(May 2004, with revisions through August 2009)

Exhibit B

Nominating and corporate governance committee charter
(with revisions effective August 2009)

Establishment and purpose
This document serves as the Charter for the Nominating and Corporate Governance Committee (the “Committee’’) of the Board of each fund (the “Fund’’) advised by UBS Global Asset Management (Americas) Inc. listed on Appendix A hereto (each such Charter being a separate Charter). The primary purposes of the Committee are to (a) identify individuals qualified to serve as members of the Board of Directors/Trustees (the “Board’’) of each Fund; (b) make recommendations to the Board on the composition of the Board; (c) recommend committee assignments and responsibilities to the Board; (d) make recommendations to the Board regarding corporate governance matters and responsibilities; and (e) periodically assess the functioning of the Board and its committees (including the Committee).

Composition
1.	The Committee shall consist of three or more Board members who are not “interested persons’’ of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act’’), of the Fund (the “Independent Board Members’’). Each member of the Committee must also meet the independence and experience requirements applicable to closed-end funds as they may be adopted and modified from time to time by the New York Stock Exchange (the “NYSE’’). Each Committee member shall serve until a successor to such member is duly elected or qualified or until such member’s resignation or removal from the Board or the Committee.

2.	The Committee shall elect a chairperson (the “Chairperson’’) of the Committee, who shall preside over Committee meetings.

3.	The compensation of the Chairperson and the Committee members shall be as determined by the Board.

Nomination and appointment policy
1.	The Committee believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified candidates to serve as members of the Board.

2.	In nominating candidates, the Committee believes that no specific qualifications or disqualifications are controlling or paramount, or that specific qualities or skills are necessary for each candidate to possess. The Committee shall take into consideration such factors as it deems appropriate. These factors may include:

•	whether or not the person is an “interested person’’ as defined in the 1940 Act, meets the independence and experience requirements of the NYSE cited above and is otherwise qualified under applicable laws and regulations to serve as a member of the Board;

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment advisor and/or sub-advisors of the Fund, Fund service providers or their affiliates;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board member;

•	the person’s judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight,

•	the interplay of the candidate’s experience with the experience of other Board members; and

•	the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

3.	While the Committee is solely responsible for the selection and recommendation to the Board of Board candidates, the Committee will consider nominees recommended by Fund shareholders if a vacancy occurs among those Board members who are Independent Board Members. Such recommendations shall be directed to the Secretary of the Fund at such address as is set forth in the Fund’s disclosure documents. The shareholder’s letter should state the nominee’s name and should include the nominee’s resume or curriculum vitae, and must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Committee may also seek such additional information about the nominee as it considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.

4.	The Committee may from time to time establish specific requirements and/or additional factors to be considered for Board candidates as it deems necessary or appropriate.

Duties and responsibilities
1.	The Committee shall identify individuals believed to be qualified to become Board members and recommend to the Board the nominees to either (i) be elected by the Board or (ii) stand for election as Board members at the annual or special meeting of shareholders, as applicable.

2.	The Committee shall be responsible for reviewing with the Board the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

3.	The Committee shall review, as it deems necessary, and make recommendations with regard to the tenure of the Board members, including, as it deems necessary, any term limits and mandatory retirement age.

4.	The Committee shall review, as it deems necessary, and make recommendations to the Board with regard to the compensation of Board and committee chairpersons.

5.	The Committee shall have the authority to retain and terminate any search firm to be used to identify Board nominees, subject to the Board’s sole authority to approve the search firm’s fees and other retention terms.

6.	The Committee shall be responsible for overseeing an annual evaluation of the Board and its committees to determine whether the Board and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare a summary of the performance of the Board and its committees, to be discussed with the Board.

7.	The Committee shall have any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to (a) the nomination of the Board or any committee members, (b) corporate governance matters and (c) Board and committee evaluation matters.

Subcommittees
1.	The Committee shall have the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Meetings
1.	The Committee shall meet at such times as it deems necessary or appropriate to carry out its duties. Meetings of the Committee may be held in person, by telephone or by other appropriate means. The Committee may also take action by unanimous written consent.

2.	One-half of the Committee’s members shall constitute a quorum, if at least two members are present. At any meeting of the Committee, the decision of a majority of the members present and voting shall be determinative as to any matter submitted to a vote.

3.	The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

4.	The Committee shall have the resources and authority to make reasonable expenditures, including expenditures to retain any experts and counsel related to the aforementioned duties and tasks that will be reimbursed by the Fund.

5.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained within the books and records of the Fund, and the Committee shall report to the Board on its meetings.

Reporting
1.	The Chairperson shall report to the Board on the result of the Committee’s deliberations and make such recommendations as deemed appropriate.

Amendments
1.	This Charter may be amended by a vote of a majority of the Board members.

Schedule A

UBS Managed Municipal Trust
UBS Series Trust
UBS Investment Trust
UBS Index Trust
UBS Municipal Money Market Series
UBS Money Series
UBS PACE Select Advisors Trust
UBS Cashfund Inc.
UBS RMA Money Fund Inc.
UBS RMA Tax-Free Fund Inc.
UBS Master Series, Inc.
Master Trust
Strategic Global Income Fund, Inc.
Global High Income Fund Inc.
Investment Grade Municipal Income Fund Inc.
Managed High Yield Plus Fund Inc.

Exhibit C

Plan of Liquidation

Investment Grade Municipal Income Fund Inc.

Form of Plan of Liquidation
This Plan of Liquidation (the “Plan”) is adopted by Investment Grade Municipal Income Fund Inc. (the “Fund”), a Maryland corporation. The Fund is a closed-end management investment company registered under the Investment Company Act of 1940 (the “1940 Act”), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (collectively, the “Code”) with respect to the Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with applicable law and the Fund’s Charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”).

WHEREAS, a majority of the Fund’s Board of Directors (the “Board”), including a majority of its Directors who are not “interested persons” (as defined in the 1940 Act) (“Independent Directors”), has determined, on the basis of a recommendation from UBS Global Asset Management (Americas) Inc. (“UBS Global AM”), that the continuation of the Fund is not in the best interests of the Fund or its stockholders as a result of factors and events adversely affecting the ability of the Fund to conduct its business and operations; and

WHEREAS, the Board, on behalf of the Fund, has determined that it is in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund; and

WHEREAS, the Board has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that the liquidation and dissolution of the Fund pursuant to this Plan be submitted to stockholders of the Fund for approval;

NOW THEREFORE, the liquidation and dissolution of the Fund will be carried out in the manner hereinafter set forth:

1.	Effective Date of Plan. The Plan will become effective upon its approval by the affirmative vote of the holders of the requisite number of outstanding shares of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan. The day of such approval is hereinafter the “Effective Date.”

2.	Liquidation. As promptly as reasonably practicable following the Effective Date, the Fund will be liquidated in accordance with Section 331 of the Code.

3.	Dissolution. As promptly as reasonably practicable, consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland, the Charter and the Bylaws.

4.	Cessation of Business. As soon as is reasonably practicable after the Effective Date, the Board will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing the assets to stockholders of the Fund in complete liquidation of the Fund in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for the Fund’s liabilities.

5.	Restriction on Transfer of Common Stock. The proportionate interests of common stockholders in the assets of the Fund will be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund will be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets will not be transferable, and the Fund’s common stock will cease to be traded on the New York Stock Exchange (“NYSE”).

6.	Notice to Stockholders. As soon as practicable after the Cessation Date, the Fund will provide notice to the Fund’s stockholders and other appropriate parties that this Plan has been approved by the Board and the stockholders, and that the Fund will be liquidating its assets and redeeming its shares.

7.	Payment of Debts. As soon as is reasonably practicable after the Effective Date, subject to the provisions of Section 11 hereof, the Fund will determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Fund and all claims and obligations which are known to the Fund but for which the identity of the claimant is unknown, prior to the date of the liquidating preference and liquidating distribution provided for in Sections 9 and 10 below.

8.	Liquidation of Assets. As soon as is reasonably practicable on or after the Effective Date, all portfolio securities of the Fund will be converted to cash or cash equivalents.

9.	Liquidation Preference for Preferred Shares. As soon as practicable after paying, or setting aside the amount to pay, liabilities pursuant to Section 7 above, the Fund will distribute to the holders of its auction preferred shares (“APS”) a liquidating preference in the amount of $50,000 per share, plus an amount equal to all unpaid dividends accrued to, and including the date fixed for, such distribution (excluding interest thereon) (the “Liquidation Preference”). Such preferred stockholders will be entitled to no further participation in any distribution or payment in connection with the liquidation or dissolution of the Fund.

If the assets of the Fund available for distribution among holders of all outstanding shares of preferred stock are insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets will be distributed among the holders of all outstanding shares of preferred stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until such payment in full has been made to the holders of all outstanding shares of preferred stock, no dividends or distributions will be made to holders of common shares of the Fund.

10.	Liquidating Distribution for Common Stock. As soon as reasonably practicable after paying, or setting aside the amount to pay, liabilities pursuant to Section 7 above and the Liquidation Preference pursuant to Section 9 above, the Fund will distribute pro rata to the Fund’s holders of common stock of record as of the close of business on the Cessation Date all of the remaining assets of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Cessation Date, including but not limited to, income dividends and capital gains distributions, if any, payable through the Cessation Date, and (ii) pay such contingent liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund’s books.

If the Fund is unable to make distributions to all of the Fund’s stockholders because of the inability to locate stockholders to whom liquidating distributions or a liquidation preference are payable, the Board may create, in the name and on behalf of the Fund, a fund or account with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such fund or account for the benefit of the stockholders that cannot be located. The expenses of such fund will be charged against the assets therein.

11.	Satisfaction of Federal Income and Excise Tax Distribution Requirements. The Fund will, by the Cessation Date, have declared a dividend or dividends which, together with all previous such dividends, will have the effect of distributing to the Fund’s stockholders all of the Fund’s income for the taxable years ending at or prior to the Cessation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Cessation Date (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

12.	Management and Expenses of the Fund. The Fund will bear all expenses incurred in connection with the carrying out of this Plan with respect to the Fund including, but not limited to, all printing, legal, accounting, transfer agency and custodian fees, and the expenses of any notices to, or meeting of, stockholders. Expenses incurred by the Fund in the ordinary course during the liquidation, including without limitation Fund transaction costs, will continue to be treated as Fund expenses.

13.	Power of Board of Directors. The Board and the officers of the Fund will have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Fund will not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

14.	Delegation of Authority to the Fund’s Officers. The officers of the Fund, collectively or individually, may modify or extend any of the dates specified in this Plan for the taking of any action in connection with the implementation of the Plan (including, but not limited to, the Effective Date and the Cessation Date) if such officer(s) determine, with the advice of counsel, that such modification or extension is necessary or appropriate in connection with the orderly liquidation of the Fund or to protect the interests of the stockholders of the Fund.

15.	Amendment or Abandonment of Plan. The Board will have the authority to authorize or ratify such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund’s assets and the dissolution, complete liquidation and termination of the existence of the Fund, and the distribution of the Fund’s net assets to stockholders in liquidation of the shares in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. The Board of Directors may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

16.	Filings. The Board hereby directs the officers of the Fund to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Maryland, the Securities and Exchange Commission or any other authority.

17.	De-registration under the 1940 Act. Following the Cessation Date, the Fund will prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund will also file, if required, a final Form N-SAR (a semi-annual report) with the SEC and perform any other action as is required by applicable law with respect to de-registration.

18.	Articles of Dissolution. Consistent with the provisions of the Plan, the Fund will be dissolved in accordance with the laws of the State of Maryland and the Fund’s Charter. As soon as the Board deems appropriate, the Fund will prepare and file Articles of Dissolution with and for acceptance for record by the State Department of Assessments and Taxation of Maryland.

19.	Fund Only. The obligations of the Fund entered into in the name or on behalf thereof by any of the Directors of the Fund, representatives or agents of the Fund are made not individually, but only in such capacities, and are not binding upon any of the Directors of the Fund, stockholders or representatives of the Fund personally, but bind only the assets of the Fund.

(This page has been left blank intentionally)

Investment Grade Municipal Income Fund Inc.

Investment Grade Municipal Income Fund Inc.

Notice of annual meeting to be held on February 11, 2010 and proxy statement

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

P R O X Y	Investment Grade Municipal Income Fund Inc.
Common Stock Proxy

Annual Meeting of Shareholders – February 11, 2010

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Company”), hereby appoints Keith A. Weller and Cathleen Crandall, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on February 11, 2010 at 10:00 a.m., Eastern time, on the 16th Floor of the CBS Building located at 51 West 52nd Street, New York, New York 10019-6114, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the listed nominees for director, “FOR” Proposal 3 and “AGAINST” Proposals 4 and 5. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it in the enclosed envelope to: Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
	SEE REVERSE SIDE	SEE REVERSE SIDE

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the listed nominees, FOR proposal 3 and AGAINST proposals 4 and 5.

1.	Not Applicable: Proposal 1 is to be voted upon only by holders of				3.	To approve a proposal that the Fund be liquidated	FOR	AGAINST	ABSTAIN
	auction preferred shares, as described in the Notice of Annual					and disolved pursuant to a Plan of Liquidation	☐	☐	☐
Meeting of Shareholders and accompanying Proxy Statement.
					4.	To approve a shareholder proposal requesting	☐	☐	☐
2.	To elect as directors:					that the Fund conduct a tender offer for all of
	01 – Richard Q. Armstrong 03 – Bernard H. Garil					its outstanding shares
02 – Alan S. Bernikow 04 – Heather R. Higgins
5.	To approve a shareholder proposal recommending
that the Board of Directors be prohibited from
retaining UBS Global Asset Management
(Americas) Inc. and certain other entities as
						investment manager for the Fund	☐	☐	☐
☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD from all nominees

☐	For all EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) below.				6.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
	01	02	03	04
	☐	☐	☐	☐
Authorized Signatures—This section must be completed for your vote to be cast and counted.—Date and Sign Below

Date , 201

Signature

Signature, if held jointly

Title or Authority

Please sign exactly as name(s) appears hereon. If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Doe, Treasurer”

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

P R O X Y	Investment Grade Municipal Income Fund Inc.
Preferred Stock Proxy

Annual Meeting of Shareholders – February 11, 2010

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Investment Grade Municipal Income Fund Inc., a Maryland corporation (the “Company”), hereby appoints Keith A. Weller and Cathleen Crandall, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on February 11, 2010 at 10:00 a.m., Eastern time, on the 16th Floor of the CBS Building located at 51 West 52nd Street, New York, New York 10019-6114, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement (the terms of each of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to such Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the listed nominees for director, “FOR” Proposal 3 and “AGAINST” Proposals 4 and 5. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it in the enclosed envelope to: Georgeson Inc., Wall Street Station, PO Box 1100, New York, NY 10269-0646.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
	SEE REVERSE SIDE	SEE REVERSE SIDE

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE LOWER PORTION IN THE ENCLOSED ENVELOPE.

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR the listed nominees, FOR proposal 3 and AGAINST proposals 4 and 5.

1.	To elect as directors:						3.	To approve a proposal that the Fund be liquidated	FOR	AGAINST	ABSTAIN
	01 – Richard R. Burt	02 – Meyer Feldberg						and disolved pursuant to a Plan of Liquidation	☐	☐	☐
☐	Mark here to vote	☐	Mark here to WITHHOLD
	FOR all nominees		from all nominees				4.	To approve a shareholder proposal requesting that the Fund conduct a tender offer for all of its outstanding shares
									☐	☐	☐
☐	For all EXCEPT – To withhold a vote for one or more				01	02
	nominees, mark the box to the left and the				☐	☐
corresponding numbered box(es) to the right.	5.	To approve a shareholder proposal recommending
that the Board of Directors be prohibited from
retaining UBS Global Asset Management
(Americas) Inc. and certain other entities as
investment manager for the Fund

2.	To elect as directors:								☐	☐	☐
	03 – Richard Q. Armstrong	05 – Bernard H. Garil
	04 – Alan S. Bernikow	06 – Heather R. Higgins

☐	Mark here to vote	☐	Mark here to WITHHOLD				6.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
	FOR all nominees		from all nominees

☐	For all EXCEPT – To withhold a vote		03	04	05	06
	for one or more nominees, mark the		☐	☐	☐	☐
	box to the left and the corresponding								Authorized Signatures—This section must be completed for your
	numbered box(es) to the right.								vote to be cast and counted.—Date and Sign Below

Date , 201

Signature

Signature, if held jointly

Title or Authority

Please sign exactly as name(s) appears hereon. If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Doe, Treasurer”